[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended
OFFICE SUBLEASE
215 FREMONT STREET
CHARLES SCHWAB & CO., INC.
a California corporation,
as Sublandlord,
and
FITBIT, INC.,
a Delaware corporation,
as Subtenant

Dated as of

April 11, 2016

215 FREMONT STREET
Fitbit, Inc.

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6.6	LEED Certification	32

Article 7	REPAIRS	33

Article 8	ADDITIONS AND ALTERATIONS	34

8.1	Sublandlord's Consent to Alterations	34
8.2	Manner of Construction	35
8.3	Payment for Improvements	35
8.4	Construction Insurance	36
8.5	Sublandlord's Property	36
8.6	Communications and Computer Lines	37
8.7	Telecommunications Equipment	37

Article 9	COVENANT AGAINST LIENS	39

Article 10	INSURANCE	39

10.1	Indemnification and Waiver	39
10.2	Subtenant's Compliance With Sublandlord's Fire and Casualty Insurance	40
10.3	Subtenant's Insurance	40
10.4	Form of Policies	41
10.5	Subrogation	41
10.6	Additional Insurance Obligations	41

Article 11	DAMAGE AND DESTRUCTION	42

11.1	Repair of Damage to Premises by Sublandlord	42
11.2	Sublandlord's Option to Repair	43
11.3	Waiver of Statutory Provisions	43

Article 12	NONWAIVER	44

Article 13	CONDEMNATION	44

Article 14	ASSIGNMENT AND SUBLETTING	45

14.1	Transfers	45
14.2	Sublandlord's Consent	45
14.3	Transfer Premium	46
14.4	Sublandlord's Option as to Subject Space	47
14.5	Effect of Transfer	47
14.6	Occurrence of Default	48
14.7	Non-Transfers	48
14.8	Sublandlord’s Right to Sublease	49

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Article 15	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	49

15.1	Surrender of Premises	49
15.2	Removal of Subtenant Property by Subtenant	49

Article 16	HOLDING OVER	50

Article 17	ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS	50

17.1	Estoppel Certificates	50
17.2	Financial Statements	51

Article 18	SUBORDINATION	51

Article 19	DEFAULTS; REMEDIES	52

19.1	Events of Default	52
19.2	Remedies Upon Default	52
19.3	Subleases of Subtenant	53
19.4	Efforts to Relet	54
19.5	Sublandlord Default	54

Article 20	COVENANT OF QUIET ENJOYMENT	55

Article 21	[INTENTIONALLY OMITTED]	55

Article 22	SIGNS	55

22.1	Subtenant's Signage RIghts Within the Building	55
22.2	Subtenant's Right to Exterior Building Signs	55
22.3	Subtenant's Installation of Signs	56
22.4	Removal, Repair and Restoration	56
22.5	Maintenance of Subtenant’s Signs	57
22.6	Prohibited Signage and Other Items	57
22.7	Rights Personal to Original Subtenant	57
22.8	Building Directory	57
22.9	Compliance with Applicable Laws	57

Article 23	COMPLIANCE WITH LAW	57

23.1	Applicable Laws	57
23.2	Hazardous Materials	58
23.3	Notice of Release and Investigation	58
23.4	Indemnification	59
23.5	Remediation Obligations; Subtenant's Rights on Cleanup by Sublandlord	59
23.6	Definition of "Hazardous Material"	59

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Article 24	LATE CHARGES	60

Article 25	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	60

25.1	Sublandlord's Cure	61
25.2	Subtenant's Reimbursement	61

Article 26	ENTRY BY LANDLORD	61

Article 27	PROVISIONS REGARDING THE MASTER LEASE	62

27.1	Lease Subordinate to Master Lease	62
27.2	Incorporated Provisions	62
27.3	Excluded Provisions	62
27.4	Performance	62
27.5	Termination of Master Lease	63
27.6	Effect of Right of First Offer	63
27.7	Release	63
27.8	Sublandlord’s Rights of Consent	63
27.9	No Privity	64
27.10	Conflict	64
27.11	Sublandlord’s Representations and Warranties	64

Article 28	TENANT PARKING	64

28.1	Parking In General	64

Article 29	MISCELLANEOUS PROVISIONS	65

29.1	Terms; Captions	65
29.2	Binding Effect	65
29.3	No Air Rights	65
29.4	[Intentionally Omitted]	65
29.5	Transfer of Sublandlord's Interest	65
29.6	Memorandum of Sublease	65
29.7	Sublandlord's Title	65
29.8	Relationship of Parties	66
29.9	Application of Payments	66
29.10	Time of Essence	66
29.11	Partial Invalidity	66
29.12	No Warranty	66
29.13	Sublandlord Exculpation	66
29.14	Entire Agreement	66
29.15	Right to Lease	67
29.16	Force Majeure	67
29.17	Waiver of Redemption by Subtenant	67
29.18	Notices	67
29.19	Joint and Several	68
29.20	Authority	68
29.21	Attorneys' Fees	68

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29.22	GOVERNING LAW; WAIVER OF TRIAL BY JURY	69
29.23	Submission of Lease	69
29.24	Brokers	69
29.25	Independent Covenants	69
29.26	Project or Building Name and Signage	69
29.27	Counterparts	70
29.28	Confidentiality	70
29.29	Building Renovations	70
29.30	No Discrimination	70
29.31	OFAC Compliance	70
29.32	Definition of Sublandlord	71
29.33	Accessibility Disclosure	71
29.34	[Intentionally Omitted]	71
29.35	Business Days	71
29.36	Accessibility; Americans With Disabilities Act	71
LIST OF DEFINED TERMS

2016 Stevenson Calculation	8
Accountant	24
ADA	71
Additional Rent	13
Additional Required Work	35
Affiliate	48
Alterations	34
Anticipated Delivery Date	2
Applicable Laws	58
Available Space	11
Available Space Election Notice	11
Available Space Notice	11
Backup Utility Power	32
Backup Utility Power Fee	32
Base Building	36
Base Building Systems	36
Base Rent	13
Base Taxes	21
Base Year	14
BOMA	21
Break Room	28
Break Rooms	28
Building	7
Building Direct Expenses	14
Building Hours	29
Building Operating Expenses	14
Building Tax Expenses	14

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Building UPS Power	32
business day	71
Charles Schwab Entrance Sign	56
Common Areas	8
Comparable Buildings	8
Contemplated Effective Date	47
Contemplated Transfer Space	47
Control	49
Corporation	68
Delivery Condition	9
Delivery Date	9
Desired FF&E	8
Determination Period	10
Direct Expenses	14
Easements	33
Elected Available Space	11
Energy Use Disclosure Program	32
Environmental Laws	58
E-Power	32
Estimate	22
Estimate Statement	22
Estimated Excess	22
Event of Default	52
Excess	22
Exercise Notice Letter	10
Expense Year	14
Extension Option	9
[***]	10
Force Majeure	67
[***]	9
Hazardous Material	60
Holidays	29
HVAC	29
Initial Premises Work Letter	7
Intention to Transfer Notice	47
Land	7
Landlord NDA	52
Landlord Parties	39
Landlord Party	39
Lease	1
Lease Commencement Date	9
Lease Commencement Date through month 1	4
Lease Term	9
Lease Year	9
LEED	33
Letter of Credit	25
Letter of Credit Amount	25

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Letter of Credit Bank	25
Lines	37
List	71
LOC Adjustment Date	26
LOC Reduction Requirements	26
Mail	67
Makeup Excess Payment Percentage	22
Makeup Expense Payment	22
Management Fee Cap	17
Master Landlord	1
Master Lease	1
Master Lease Extension Update	10
Memorandum of Sublease	66
month	3
Net Worth Requirement	49
Nine Month Period	47
Notice of Intention	10
Notices	67
OFAC	71
Operating Expenses	14
Option Premises	10
Option Term	9
Original Subtenant	57
Permitted Use	5
Permitted Uses	5
Premises	1
Private Event	28
Private Meeting Space	28
Private Meeting Spaces	28
Project	7
Proposition 13	20
Reduced LOC	26
Renovations	70
Rent	13
Rent Abatement Period	4
Rent Commencement Date	2
Repair Notice	43
Reservation	28
Reservation Room	28
Reservation Rooms	28
Rules and Regulations	27
Second Notice	55
Security Deposit	24
Statement	22
Subject Space	45
Sublandlord	1, 71
Sublandlord Party	18

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Sublandlord Repair Notice	42
Sublandlord’s Broker	69
Subtenant	1
Subtenant Auditor	23
Subtenant Improvements	12
Subtenant Parties	40
Subtenant Party	40
Subtenant Work Letter	12
Subtenant’s Broker	69
Subtenant’s Entrance Placard	56
Subtenant’s First Top Sign	56
Subtenant’s Name	56
Subtenant’s Second Top Sign	56
Subtenant’s Share	21
Subtenant’s Signs	56
Subtenant’s Third Top Sign	56
Subtenant’s Transfer Costs	47
Summary	1
Tax Expenses	19
Telecommunications Equipment	37
Transfer Notice	45
Transfer Premium	46
Transfer(s)	45
Transferee	45
Utility Power	32

EXHIBITS

A-1	OUTLINE OF PREMISES

A-2	COPY OF MASTER LEASE

B	SUBTENANT’S WORK LETTER (INITIAL PREMISES)

C	PROJECT LEGAL DESCRIPTION

D	DEPICTION OF THE BASEMENT PARKING AREA

E	RULES AND REGULATIONS

F	DEPICTION OF BREAK ROOMS AND PRIVATE MEETING SPACES

G	PREMISES DELIVERY CONFIRMATION FORM

H	DESIRED FF&E

I	FORM OF SUBTENANT’S ESTOPPEL CERTIFICATE

J-1	DEPICTION OF SUBTENANT’S FIRST TOP SIGN

J-2	DEPICTION OF SUBTENANT’S SECOND TOP SIGN

J-3	DEPICTION OF SUBTENANT’S THIRD TOP SIGN
J-4    DEPICTION OF SUBTENANT’S ENTRANCE PLACARD

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215 FREMONT STREET
OFFICE SUBLEASE
This Office Sublease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between Charles Schwab & Co., Inc., a California corporation (“Sublandlord”), and Fitbit, Inc., a Delaware corporation (“Subtenant”).
RECITALS
A.    Sublandlord currently leases the Building and the Project (as each are hereinafter defined), of which the Premises are a part, from Resnick in San Francisco LLC, a Delaware limited liability company (“Master Landlord”), as successor-in-interest to First States Investors 229, LLC, a Delaware limited liability company, pursuant to that certain Lease, dated as of June 24, 2004, between Sublandlord and Master Landlord, a copy of which is attached hereto as Exhibit A-2 (the “Master Lease”).
B.     On the terms and conditions set forth herein, which are hereby agreed to by Sublandlord and Subtenant, and of which Master Landlord, has or will receive, notice, Subtenant desires to sublease the Premises from Sublandlord.
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	April 11, 2016
2. Premises
(Article 1):
2.1 Building:	215 Fremont Street, San Francisco, CA 94105
2.2 Premises:
Shall mean 311,166 rentable square feet located on the second (2nd) through eighth (8th) Floors (as hereinafter defined) of the Building broken down as follows: (i) 46,714 rentable square feet of space located on the sixth (6th) Floor of the Building, commonly known as Suite 600, (ii) 46,698 rentable square feet of space located on the third (3) Floor of the Building, commonly known as Suite 300 ((i) and (ii) are collectively referred to herein as the “Initial Premises”), (iii) 46,692 rentable square feet of space located on the second (2nd) Floor of the Building, commonly known as Suite 200, (iv) 46,698 rentable square feet of space located on the fourth (4th) Floor of the Building, commonly known as Suite 400, (v) 46,698 rentable square feet of space located on the fifth (5th) Floor of the Building, commonly known as Suite 500, (vi) 15,384 rentable square feet of space

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located on mezzanine Floor 7A of the Building, commonly known as Suite 7A, (vii) 46,979 rentable square feet of space located on the seventh (7th) Floor of the Building, commonly known as Suite 700 and (viii) 15,303 rentable square feet of space located on the (8th) floor of the Building, commonly known as Suite 800, each as further set forth in Exhibit A-1 to this Lease (the “Premises”). As used herein, the term “Floor” means each floor listed in clauses (i) through (viii) above, as applicable. As used in Articles 1 through 29 below, the “Premises” means and shall generally shall apply to those portions of the Building for which a Delivery Date has occurred in accordance with the terms hereof (unless the specific reference explicitly states it only applies to a specific portion of the Premises or to the Premises in its entirety).

3. Lease Term
(Article 2).
3.1 Lease Term:	Eight (8) years and two (2) months, plus the partial month, if any, between the Lease Commencement Date and the first day of the following calendar month.
3.2 Lease Commencement Date:	April 1, 2016
3.3 Rent Commencement Date
The “Rent Commencement Date” for each Floor of the Premises shall be the earlier of (i) the date upon which the Subtenant Improvements for such Floor are Substantially Complete (as defined in the Initial Premises Work Letter, as hereinafter defined), and (ii) ninety (90) days after the Delivery Date (as hereinafter defined), subject only to (in the case of the Initial Premises only) a Force Majeure Delay (as defined in the Initial Premises Work Letter.

3.3 Delivery Date:
The applicable Delivery Date for each Floor of the Premises shall be the date upon which Sublandlord delivers the applicable Floor to Subtenant in the Delivery Condition (as hereinafter defined). The anticipated Delivery Date for each Floor of the Premises is as follows (the “Anticipated Delivery Date”), and in no event shall the actual Delivery Date for each such floor be later than the Anticipated Delivery Date:

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	Floor	Delivery Date
	6th	4/1/2016
	3rd	4/1/2016
	7th	1/1/2017
	7A	1/1/2017
	5th	11/1/2017
	4th	4/1/2018
	2nd	6/1/2018
	Part of 8	1/1/2019

3.4 Lease Expiration Date:	May 31, 2024, unless sooner terminated or extended pursuant to the terms hereof.
4. Base Rent for the Initial Premises
(Article 3):
Time Period	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
Initial Premises Rent Commencement Date through month 12	$[***]	$[***]	$[***]
Month 13 through Month 24	$[***] *	$[***] *^	$[***] *
Month 25 through Month 36	$[***] *^	$[***] *^	$[***] *^
Month 37 through Month 48	$[***] *^	$[***] *^	$[***] *
Month 49 through Month 60	$[***] *^	$[***] *^	$[***] *^
Month 61 through Month 72	$[***] *^	$[***] *^	$[***] *^
Month 73 through Month 84	$[***] *^	$[***] *^	$[***] *^
Month 85 through Lease Expiration Date	$[***] *^	$[***] *^	$[***] *^
* [***] annual increases; ^ = rounded to the nearest cent.
As used herein, and elsewhere in this Lease, a “month” means a calendar month; provided, however, if the Lease Commencement Date is other than the first day of a calendar month, the period of the “Lease Commencement Date through month 1” shall mean the period of time that includes the partial calendar month from the Lease Commencement Date through the last day of such partial calendar month plus the next succeeding one (1) full calendar month. For example, if the Lease Commencement Date is the

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15th day of February, the period of the “Lease Commencement Date through month 1” shall mean February 15th through March 31st.
If the Lease Commencement Date is other than the first day of a calendar month, the Base Rent for such partial calendar month shall be prorated pursuant to Article 3 of this Lease.
The initial annual Base Rent for all Floors other than the Floors comprising the Initial Premises shall, beginning on the Rent Commencement Date for each such Floor, be determined by multiplying the rentable square footage of such Floor by the annual rental rate per rentable square foot applicable to the Initial Premises as of such Rent Commencement Date, and Base Rent for such Floor shall be subject to the same escalations (and on the same dates) as are applicable to the Initial Premises. For example, if the Rent Commencement Date for the fifth (5th) Floor occurs during the 18th month after the Initial Premises Rent Commencement Date, then on the Rent Commencement Date for the fifth (5th) Floor monthly Base Rent for the fifth (5th) Floor shall be $[***] (rounded to the nearest cent), which amount equals the rentable square footage of the fifth (5th) Floor (46,641) multiplied by the annual rental rate per rentable square foot applicable to the Initial Premises during the eighteenth (18th) month after the Initial Premises Rent Commencement Date ($[***]), the product of which is then divided by twelve (12) to determine the initial Monthly Base Rent for the fifth (5th) Floor, which Base Rent will then be subject to escalation on the [***] after the Initial Premises Rent Commencement Date (i.e. [***] after the Rent Commencement Date for the fifth (5th) Floor).
So long as no monetary or material Event of Default has occurred, Base Rent shall be abated for a particular floor during the first full [***] following the Rent Commencement Date for such Floor (the “Rent Abatement Period”). Such abatement does not apply to Base Rent for the partial month if the Rent Commencement Date for such Floor is other than the first day of the calendar month. In the event of a monetary or material Event of Default hereunder, abatement of Base Rent, if a Rent Abatement Period is then-occurring for any Floor, shall immediately terminate with respect to every such Floor, and there shall be no future Rent Abatement Period for any Floor for which the Rent Commencement Date has not, as of such date, occurred. Subtenant acknowledges that Subtenant’s right to receive abated Base Rent is expressly conditioned upon Subtenant not causing a monetary or material Event of Default. Notwithstanding anything to the contrary contained herein, in no event shall Additional Rent for any Floor be abated or in any way reduced during any Rent Abatement Period.

5. Base Year
The Base Year for the Initial Premises shall be calendar year 2016. The Base Year for each other Floor of the Premises, shall be the calendar year in which the Delivery Date occurs for such applicable Floor, unless (i) the Delivery Date for any such Floor occurs during November or December of any calendar year, in which case the Base Year for such Floor shall be the next succeeding calendar year, or (ii) if the Delivery Date for the fifth (5th) Floor occurs during October, November or December of such calendar year, then the Base Year for the fifth (5th) Floor shall be the next succeeding calendar year.

(Article 4):
6. Subtenant’s Share	Subtenant’s Share for the Initial Premises shall be 26.11%, which equals the rentable square footage of the Initial

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Premises (93,412 RSF), divided by the rentable square footage of the Building (357,763 RSF). For each subsequent Floor of the Premises that Subtenant occupies, Subtenant’s Share for such Floor shall be computed consistent with the calculation of Subtenant’s Share for the Initial Premises (i.e. by dividing the rentable square footage of such Floor by the rentable square footage of the Building).

(Article 4):
7. Permitted Use	General office use consistent with a first-class office
(Article 5).
Building, and hardware lab for the research, testing and prototyping of Subtenant’s products in its business of developing mobile software applications and accessories for use in the health and wellness industry, commercial cafeteria (including a kitchen), all hands meeting space for assembly, and related uses incidental thereto, in each case, to the extent permitted by Applicable Laws (collectively, the “Permitted Uses” and each, a “Permitted Use”) and no other use and any other non-retail, lawful use approved by Sublandlord, in Sublandlord’s reasonable discretion.

8. Security Deposit	[***]
(Article 4):
9. Parking: (Article 27)	None
10. Address of Subtenant
(Section 29.18):	Fitbit, Inc. 405 Howard Street, Suite 550 San Francisco, CA 94105 Attention: Dawn Birkett with a copy to: Fitbit, Inc. 405 Howard Street, Suite 550 San Francisco, CA 94105 Attn: General Counsel
11. Address of Sublandlord	See Section 29.18 of the Lease.
(Section 29.18):
12. Broker(s)	Sublandlord’s Broker:
(Section 29.24):	Avison Young

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601 California Street, 5th Floor San Francisco, CA 94108 Attention: Nick Slonek Subtenant’s Broker: Savills Studley 550 South Winchester Blvd., Suite 600 San Jose, CA 95128 Attention: Mr. John Brady

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ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Sublandlord hereby (i) leases to Subtenant and Subtenant hereby leases from Sublandlord the Initial Premises, and (ii) shall lease to Subtenant, on or before the applicable Anticipated Delivery Date, the remainder of the Premises as set forth in Section 2.2 of the Summary. The outline of each Floor is set forth on Exhibit A-1 attached hereto and made a part hereof, each Floor of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Subtenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A-1 is to show the approximate location of the Premises in the Building (as defined below) only, and such exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas (as defined below) or the elements thereof or of the accessways to the Premises or the Project (as defined below). Except as specifically set forth in this Lease and in the Subtenant Work Letter (Initial Premises) attached hereto as Exhibit B (the “Initial Premises Work Letter”), Sublandlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Initial Premises or the Premises. Subtenant also acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Subtenant’s business, except as specifically set forth in this Lease and the Initial Premises Work Letter. Subject to the terms of the Initial Premises Work Letter, the taking of possession of any Floor of the Premises by Subtenant shall conclusively establish that such Floor and the Building were at such time in good and sanitary order, condition and repair, unless Subtenant objects to such condition no later than six (6) months after the applicable Delivery Date; provided, however, that notwithstanding any objection by Subtenant at any time after the Delivery Date, in no event shall the Rent Commencement Date for any such Floor be in any way amended or revised after the original Rent Commencement Date for such Floor has been established.
1.1.2    The Building and the Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “215 Fremont.” The term “Project”, as used in this Lease, shall mean (i) the separate legal parcel of land on which the Building is located, which land is described on Exhibit C attached hereto and made a part hereof (the “Land”), (ii) the Building, (iii) the Common Areas, (iv) all other related improvements and facilities located on the Land and (v) all appurtenances thereto.
1.1.3    Common Areas. Subtenant shall have the non-exclusive right to use in common with other Building tenants the Common Areas, subject to the Rules and Regulations referred to in Article 5 of this Lease. Those portions of the Project which are provided, from time to time, for use in common by Sublandlord, Subtenant and any other tenants of the Project and such other portions of the Project designated by Sublandlord in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Sublandlord and certain tenants, are collectively referred to herein as the “Common Areas.”, which Common Areas shall be designated as such by

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Sublandlord. The manner in which the Common Areas are maintained and operated shall at the sole discretion of Sublandlord, provided that Sublandlord shall maintain and operate the same in a manner consistent with that of other first-class, high-rise office buildings in the San Francisco, California area, which are comparable in size (containing at least 300,000 rentable square feet), quality of construction, and services and amenities to the Building (the “Comparable Buildings”) and shall be consistent with the terms of the Master Lease, and the use of the Common Areas shall be subject to such rules, regulations and restrictions as Sublandlord and/or Master Landlord may make from time to time. Sublandlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Common Areas; provided, however, Sublandlord shall use commercially reasonable efforts to minimize disruption to Subtenant’s business during the construction of any alterations or additions, and provided further that any alteration, addition or change in location of the elements of the Common Areas shall not adversely and materially affect Subtenant’s rights under this Lease or Subtenant’s access to the Premises.
1.2    Verification of Rentable Square Feet and Usable Square Feet of Premises, Building, and Project. The “rentable square feet” of the Premises were calculated pursuant to BOMA (as defined below) by Stevenson System, Inc., on March 2, 2016 (the “2016 Stevenson Calculation”), and such calculations have been provided to Subtenant. Sublandlord and Subtenant accept the 2016 Stevenson Calculation, as reflected in Section 2.2 of the Summary for the Premises and 357,763 rentable square feet of the Building as final.
1.3    Furniture, Fixtures and Equipment. Subtenant shall purchase the furniture, fixtures and equipment located on the third (3rd) Floor set forth on Exhibit H attached hereto and made a part hereof (the “Desired FF&E”) by paying to Sublandlord the sum of [***] Dollars ($[***]) therefor. Sublandlord shall remove from the third (3rd) Floor, prior to the Delivery Date therefor, all of the furniture, fixtures and equipment located on the 3rd Floor that is not Desired FF&E.
1.4    Basement Access. In addition to the Premises and the Common Areas, Subtenant shall have the right to access the basement parking area located beneath the Building, which is depicted on Exhibit D attached hereto and made a part hereof (the “Basement Parking Area”), for the purposes of storing bikes owned or used by Subtenant’s employees and utilizing the showers and lockers located therein, all of which shall be made available to Subtenant and Subtenant’s employees on a first come, first served, nonexclusive basis together with other tenants (and employees thereof) of the Building. Sublandlord, at Sublandlord’s sole cost and expense, shall provide Subtenant (i) identification cards, which will permit Subtenant and any employee thereof to access the Basement Parking Area through a secure bicycle gate and (ii) with a secure, shared bicycle storage area located in the Basement Parking Area, which shall be made available to Subtenant on a non-exclusive basis. Except to the extent arising from [***] of Sublandlord or any Sublandlord Party (as defined in Section 4.2.7.2 below), in no event shall Sublandlord be liable to Subtenant or any other Subtenant Party for any loss of personal property or any damage thereto or to any Person or for any other losses suffered by Subtenant, any other Subtenant Party or any other Person, resulting from, or arising in connection with, Subtenant’s or any other Subtenant Party’s use of the Basement Parking Area.

[***] Confidential Treatment Requested.	8	215 FREMONT STREET Fitbit, Inc.

ARTICLE 2
LEASE TERM; OPTION TERM
2.1    Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary and shall commence on the Lease Commencement Date, as set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”), unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, commencing on the first full calendar month of the Lease Term.
2.2    Delivery of each Floor. Each Floor shall be delivered to Subtenant, in the Delivery Condition (as hereinafter defined), on or before the Anticipated Delivery Date applicable to such Floor, as set forth in Section 3.3 of the Summary. As used herein the term “Delivery Condition” means that such Floor is in broom clean condition, free of all tenancies (other than Sublandlord’s interest under the Master Lease), has had all cabling removed (except the cabling located on the third (3rd) Floor), is in a water tight condition, and the exterior walls, roof, all structural and seismic components of the Building, HVAC, electrical and plumbing systems serving such Floor and the Building are operational, in good working order and condition, and, to the best of Sublandlord’s knowledge, without any duty to investigate, complies with all Applicable Laws which the Building is required to comply with based on the date the Building was constructed or portions thereof were renovated, as applicable, such that as of the Delivery Date there shall be no violations of Applicable Law, which the applicable Floor is required to comply with at the time such Floor is delivered. Sublandlord warrants the condition of the Premises in the immediately preceding sentence for a period of six (6) months from the respective Delivery Date, and Sublandlord shall perform, at Sublandlord’s sole cost and expense (not to be passed through as an Operating Expense), all repairs necessary to make same true, during such six (6) month period, upon receipt of written notice from Subtenant of evidence that the applicable portion of the Premises was not delivered in the required Delivery Condition on the Delivery Date, which notice shall be delivered to Sublandlord within such six (6) month period; provided, however, that in the event of such notice, in no event shall the Delivery Date, once established, be amended, delayed or otherwise revised as a result thereof. The date upon which each Floor is delivered to Subtenant in the Delivery Condition shall be referred to herein as the “Delivery Date” for such Floor. In no event shall the Delivery Date for any Floor of the Premises occur after the Anticipated Delivery Date applicable to such Floor, as set forth in Section 3.3 of the Summary.
2.3    Option Term.
2.3.1    Option Right. Sublandlord acknowledges that it has a right to extend the term of the Master Lease beyond the Lease Expiration Date, pursuant to Section 4 of the Master Lease. Sublandlord hereby grants Subtenant [***] to extend (the “Extension Option”) the Lease Term for [***] Lease Years, beginning on [***] and terminating on [***] (the “Option Term”) on the terms and conditions set forth in this Section 2.3. If Subtenant exercises the Extension Option, during the first [***] of the Option Term, Subtenant shall lease the[***] of the Premises (collectively, the [***] ; provided, that Subtenant may [***] if Sublandlord chooses, in its sole and absolute discretion, to make [***] by Subtenant during the [***] Lease Years of the Option Term. If Subtenant exercises [***] Lease Year of the Option Term, Subtenant shall [***] and the [***] of the Premises (collectively, the [***] ; provided,

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that Subtenant may [***] Sublandlord chooses, in its sole and absolute discretion, to make [***] Lease Year of the Option Term. [***]. During the Option Term, the provisions of this Lease, as it may be amended in writing prior to the commencement date of the Option Term, shall continue in effect, except that Subtenant shall occupy the Option Premises (as hereinafter defined) during the Option Term in its then “as is” condition, there shall be no abatement of Rent, nor shall there be any credit or allowance given to Subtenant for improvements to the Option Premises. As used herein, the term [***], means, as applicable, the [***], and any [***], which [***] shall also constitute the “Premises” during the Option Term.
2.3.2    Notice of Intention; Extension Determination. Sublandlord hereby agrees, no later than [***] prior to the Lease Expiration Date, [***] as to whether or not Sublandlord is [***] Within [***] after receipt of the [***] , Subtenant shall notify Sublandlord in writing as to whether or not [***] If Subtenant notifies Sublandlord, pursuant to the immediately preceding sentence, that Subtenant [***] then no later than [***] prior to the Lease Expiration Date, Sublandlord shall provide Subtenant with [***] regarding [***] ). During the period starting on the date that is [***] and ending on the date that is [***] prior to the [***] the parties will [***] , through good faith discussions, whether (a) [***] and if so, whether [***] and (b) [***] to [***] as provided in [***] and if so, whether Subtenant will [***] . No later than [***] following the [***] (time being of the essence), Sublandlord and Subtenant will [***] whereby (i) [***] the Extension Option will be deemed to be of no further force and effect, and this Lease shall terminate on the Lease Expiration Date, unless sooner terminated, (ii) Sublandlord will [***] , Subtenant shall irrevocably [***] , Sublandlord shall [***] of Subtenant’s [***] for such [***] , and Sublandlord shall [***] no later than [***] after the mutual execution and delivery of the [***] the first [***] ) and to deliver [***] to Subtenant, or (iii) Sublandlord and Subtenant shall affirm that the this Lease shall terminate on the Lease Expiration Date, unless sooner terminated. If Sublandlord and Subtenant fail to enter into and deliver, within the [***] following the expiration of the [***] for any reason, then Subtenant’s Extension Option shall be automatically and conclusively determined to have been terminated and be of no further force and effect, and this Lease shall terminate on the Lease Expiration Date, unless sooner terminated. Notwithstanding anything herein to the contrary, Subtenant shall have no right to exercise Subtenant’s Extension Option if a material or monetary Event of Default exists and is continuing under this Lease at the time the Exercise Notice Letter is delivered.
2.3.3    Option Rent. If the Extension Option is validly exercised pursuant to a mutually executed and delivered Exercise Notice Letter, the Base Rent payable by Subtenant during the Option Term shall be equal to[***] of the [***] as such term is defined in, and as such amount is determined pursuant to the terms of, [***] of the [***] . Once [***] is determined by [***] under the terms of the [***] Sublandlord shall provide Subtenant with written notice of the same.
2.3.4    [***]. If the Extension Option is validly exercised pursuant to a mutually executed and delivered Exercise Notice Letter, then notwithstanding Subtenant’s [***] set forth [***] , during the Extension Term, (i)[***] , (ii) under [***] , Subtenant shall only have the right [***] during the Extension Term, and all other [***] of Subtenant set forth in [***] shall be [***] ; provided, however, that all obligations of Subtenant in connection with[***] as such term is defined during the original Lease Term, [***]
2.3.5    [***]

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2.3.6    Transfer Restrictions. The rights contained in this Section 2.3 shall be personal to Original Subtenant and any Affiliate or successor assignee of Subtenant in connection with a transfer pursuant to Section 14.7 of this Lease, and may only be exercised by Original Subtenant or any Affiliate or successor assignee of Subtenant in connection with a transfer pursuant to Section 14.7 of this Lease (and not any other assignee, sublessee or transferee of Subtenant’s interest in this Lease), if Original Subtenant, or such Affiliate or successor assignee of Subtenant in connection with a transfer pursuant to Section 14.7, of this Lease occupies the entire Premises at the time of the Lease Expiration Date.
2.3.7    Confirmation of Terms. If the Extension Option is validly exercised pursuant to [***] , Sublandlord and Subtenant shall execute an amendment to this Lease reflecting such extension, [***] , promptly after same have been ascertained.
2.4    Confirmation of Delivery. Promptly after the delivery of each Floor to Subtenant in the Delivery Condition, Sublandlord and Subtenant shall execute a Premises delivery confirmation, in the form attached hereto as Exhibit G confirming in writing (i) the Delivery Date of such Floor, (ii) the estimated Rent Commencement Date and Base Rent for such Floor, (iii) the total Subtenant Improvement Allowance applicable to such Floor, calculated in accordance with Section 2.6 below, (iv) the Rent Commencement Date of each Floor previously delivered to Subtenant and the Base Rent applicable thereto, (v) Subtenant’s Share as of the date thereof (inclusive of the Floor to which such amendment applies), (vi) the Base Year for such Floor, and (vii) any other term that either party reasonably request be confirmed with respect to the Premises as of such date, along with an executed work letter agreement, in the same form as the Initial Premises Work Letter attached hereto (and with the same [***] Dollars ($[***] ) per rentable square foot Subtenant Improvement Allowance (as hereinafter defined)), governing such Floor, with only Floor-specific changes (each a “Subtenant Work Letter”).
2.5     Early Access. Upon the mutual execution of this Lease, Subtenant shall be permitted to tour the prospective Premises with a representative of Sublandlord for purposes of measuring all or any portion of such Premises and showing all or any portion of such Premises to Subtenant’s architects, engineers, contractors and other design and construction professionals involved, or to be involved, in the construction of the Subtenant Improvements. Sublandlord and Subtenant hereby acknowledge that Sublandlord is currently occupying such Premises. Upon Sublandlord’s vacation of each Floor of the Premises, Sublandlord shall notify Subtenant that Sublandlord has vacated such Floor, and, at such time, Subtenant shall have full access to such Floor for the purposes of installing furniture systems, fixtures, equipment, computer cabling and telecommunications systems therein.
2.6    Subtenant Improvements. Sublandlord shall provide Subtenant with a tenant improvement allowance (the “Subtenant Improvement Allowance”) for each Floor of the Premises equal to[***] Dollars ($[***] ) per rentable square foot of such Floor to be used for costs related to the initial design and construction of Subtenant’s improvements in the Premises, which are permanently affixed to the Premises (collectively, the “Subtenant Improvements”), all done in accordance with the Initial Premises Work Letter or any Subtenant Work Letter entered into after the date hereof, in accordance with the terms hereof, applicable to other Floors of the Premises. The Subtenant Improvement Allowance for the Initial Premises shall be as set forth in the Initial Premises Work Letter. Subtenant shall have the right to use the Subtenant Improvement Allowance for any Floor for the build out of any Subtenant Improvements in any portion of the Premises, not just the Floor for which the Subtenant Improvement Allowance is otherwise payable; provided, however that Subtenant shall not

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receive any Subtenant Improvement Allowance for any particular Floor unless and until the Delivery Date for such Floor has occurred.

ARTICLE 3

BASE RENT
Subtenant shall pay, for each Floor of the Premises for which the Rent Commencement Date has occurred, without prior notice or demand, to Sublandlord at the address set forth for Sublandlord in Section 29.18 below, or such other address as Sublandlord may from time to time designate in writing, by a check for currency or ACH which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except for the permitted Rent Abatement Period. The Base Rent for the first full calendar month of the Initial Premises (as well as any prorated Base Rent for any partial month after the Lease Commencement Date) of the Lease Term shall be paid at the time of Subtenant’s execution of this Lease, and such sum shall be applied to the Base Rent due upon the expiration of the Rent Abatement Period. If any payment of Base Rent is for a period which is shorter than one month, the Base Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Base Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a per day basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT; SECURITY DEPOSIT
4.1    General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, for each Floor for which the Rent Commencement Date has occurred, Subtenant shall pay Subtenant’s Share (as defined below) of the annual Building Direct Expenses (as defined below) which are in excess of the amount of Building Direct Expenses for the applicable Base Year (as defined below); provided, however, that in no event shall any decrease in Building Direct Expenses for any Expense Year (as defined below) below Building Direct Expenses for the applicable Base Year entitle Subtenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Subtenant, together with any and all other amounts payable by Subtenant to Sublandlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Subtenant which survive the expiration or earlier termination of this Lease, the obligations of Subtenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration or earlier termination of this Lease.
4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

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4.2.1    Base Year. “Base Year” shall mean, for each Floor, the period set forth in Section 5 of the Summary.
4.2.2    Building Direct Expenses. “Building Direct Expenses” shall mean Building Operating Expenses and Building Tax Expenses (as defined below).
4.2.3    Building Operating Expenses. “Building Operating Expenses” shall mean the portion of Operating Expenses (as defined below) allocated to the tenants of the Building pursuant to the terms of Section 4.3 below.
4.2.4    Building Tax Expenses. “Building Tax Expenses” shall mean that portion of Tax Expenses (as defined below) allocated to the tenants of the Building pursuant to the terms of Section 4.3 below.
4.2.5    Direct Expenses. “Direct Expenses” shall mean Operating Expenses and Tax Expenses.
4.2.6    Expense Year. “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires. Sublandlord, upon notice to Subtenant, may change the Expense Year from time to time to any other consecutive twelve (12) month period and, in the event of any such change, Subtenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.7    Operating Expenses.
4.2.7.1.    Inclusions to Operating Expenses. “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Sublandlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, subject to the terms and provisions of Section 4.2.7. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:
(i)    the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith;
(ii)    the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program;
(iii)    the cost of earthquake insurance and all other insurance carried by Sublandlord in connection with the Project as reasonably determined by Sublandlord; provided, however, that (a) earthquake insurance deductibles shall not exceed [***] Dollars ($[***] in any Expense Year, and provided further any earthquake insurance deductibles of [***] Dollars ($[***] , and Subtenant shall [***] , and (b) any other insurance deductibles shall not exceed [***] Dollars ($[***] ) in any Expense Year, and provided further any such other insurance deductibles of [***] Dollars ($[***] ; [***]

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(iv)    the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;
(v)    costs incurred, which are applied to the deducible of any insurance claim, subject to clause (iii) above;
(vi)    fees and other costs, including reasonable management fees (subject to the limitation set forth in Section 4.2.7.2(xiii) below), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project;
(vii)    payments under any equipment rental agreements and the fair rental value of any management office space;
(viii)    subject to Section 4.2.7.2(vi) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project;
(ix)    operation, repair and maintenance of all systems, equipment and components thereof of the Project;
(x)    the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, and repair to roofs and reroofing;
(xi)    amortization (including interest on the unamortized cost) over the useful life, determined in accordance with generally accepted accounting principles, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;
(xii)    the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect and actually result in economies in the operation or maintenance of the Project, or any portion thereof (but only to the extent of the annual cost savings reasonably anticipated by Sublandlord), (B) that are required to comply with present reasonable conservation programs, (C) which are replacements of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation enacted after the applicable Base Year; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost at the rate that Sublandlord would reasonably pay to finance such capital improvement) over its useful life reasonably determined in accordance with generally accepted accounting principles;
(xiii)    costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Sublandlord by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses (as hereinafter defined); and

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(xiv)    payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building with other buildings near the Project.
4.2.7.2.    Exclusions to Operating Expenses. Notwithstanding the provisions of Section 4.2.7.1 above, for purposes of this Lease, Operating Expenses shall not, however, include:
(i)    costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas);
(ii)    except as set forth in clauses 4.2.7.1 (xi), (xii), and (xiii) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;
(iii)    costs for which Sublandlord is reimbursed by any tenant or occupant of the Project or by insurance through (a) its carrier, (b) any tenant’s carrier or (c) through anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
(iv)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(v)    costs associated with the operation of the business of the partnership or entity which constitutes Sublandlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project), which entity costs shall include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Subtenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublandlord’s interest in the Project, and costs incurred in connection with any disputes between Sublandlord and its employees, between Sublandlord and Project management, or between Sublandlord and other tenants or occupants, and Sublandlord’s general corporate overhead and general and administrative expenses;
(vi)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated thereto; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

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(vii)    amounts paid as ground rental or Master Lease rental for the Project by Sublandlord or Master Landlord;
(viii)    except for a Project management fee to the extent allowed pursuant to item (xiii), below, overhead and profit increment paid to the Sublandlord or to subsidiaries or affiliates of Sublandlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(ix)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Sublandlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;
(x)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
(xi)    all items and services for which Subtenant or any other tenant in the Project reimburses Sublandlord or which Sublandlord provides selectively to one or more tenants (other than Subtenant) without reimbursement;
(xii)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art, except to the extent necessary or reasonably desirable to maintain the first class quality of the Project;
(xiii)    fees payable by Sublandlord for management of the Project in excess of [***] ([***] ) of [***] (the “Management Fee Cap”);
(xiv)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(xv)    rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
(xvi)    costs arising from the gross negligence or willful misconduct of Sublandlord or its agents, employees, vendors, contractors, or providers of materials or services providing such services at the direction of Sublandlord (each, a “Sublandlord Party”);
(xvii)    costs (A) incurred to comply with laws relating to the removal of Hazardous Material (as defined below) except for immaterial amounts completed in connection with routine maintenance and repairs the cost of which do not exceed $[***] per instance; which was in existence in the Building or on the Project prior to the

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Lease Commencement Date; and (B) costs incurred to remove, remedy, contain, or treat Hazardous Material, which hazardous material is brought into the Building or onto the Project after the date hereof by Sublandlord, Master Landlord or any other tenant of the Project except for immaterial amounts completed in connection with routine maintenance and repairs the cost of which do not exceed $[***] per instance;
(xviii)    costs arising from Sublandlord’s charitable or political contributions;
(xix)    any gifts provided to any entity whatsoever, including, but not limited to, Subtenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(xx)    the cost of any magazine, newspaper, trade or other subscriptions;
(xxi)    any amount paid to Sublandlord or to subsidiaries or affiliates of Sublandlord for services in the Project to the extent the same exceeds the cost of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(xxii)    costs arising from Sublandlord’s failure to comply with any applicable governmental laws or regulations (including, but not limited to the ADA (as hereinafter defined)) in existence at the time of the Lease Commencement Date;
(xxiii)    any entertainment expenses and travel expenses of Sublandlord, its employees, agents, partners and affiliates;
(xxiv)    co-insurance amounts or any deductibles in excess of amounts set forth in clause (iii) of Section 4.2.7.1 above;
(xxv)    any amounts solely attributable to Sublandlord, including any penalty, fee or interest charged to Sublandlord due to the failure of Sublandlord to pay rent under the Master Lease or any default by Sublandlord under the Master Lease;
(xxvi)    reserves of any kind;
(xxvii)    Tax Expenses;
(xxviii)    costs to the extent attributable to the garage in the Building and/or the Project or any other concession or club operated by Master Landlord or Sublandlord for which a separate charge or fee is required for the use thereof by Subtenant or its employees (including, without limitation, payroll for clerks, attendants, book-keeping, parking, insurance premiums, parking charge taxes, parking management fees, parking tickets, janitorial services, striping and painting of surfaces); provided, that such costs shall be excluded only to the extent of the separate fees or charges collected by Master Landlord or Sublandlord; and

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(xxix)    any expense or cost of a type that is not customarily incurred by landlords of Comparable Buildings.
If Sublandlord is not furnishing any particular work or service (the cost of which, if performed by Sublandlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Sublandlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Sublandlord if it had at its own expense furnished such work or service to such tenant. If the Building is not at least ninety-five percent (95%) occupied during all or a portion of the applicable Base Year or any Expense Year, Sublandlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.
If, in any year following the applicable Base Year, Sublandlord incurs any category of Operating Expense, other than a capital expenditure, that was not incurred and included in Operating Expenses for any portion of the applicable Base Year, Operating Expenses for the applicable Base Year shall be deemed increased by the amount that would have been included in Operating Expenses for the applicable Base Year with respect to such category of Operating Expense if Sublandlord had incurred such category of Operating Expense and included the same in Operating Expenses during the entire applicable Base Year. Conversely, if, in any year following an applicable Base Year, Sublandlord does not incur a category of Operating Expense, other than a capital expenditure, that was included in Operating Expenses during the applicable Base Year, Operating Expenses for the applicable Base Year shall be deemed reduced by the amount Sublandlord incurred during the applicable Base Year with respect to such category of Operating Expense. Notwithstanding anything to the contrary contained herein, capital expenditures incurred during the Lease Term shall be included as Operating Expenses to the extent permitted under Section 4.2.7.1, and in no event shall this paragraph apply to any capital expenditures that may be incurred during the Lease Term.

4.2.8    Taxes.
4.2.8.1.    Tax Expenses. “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Subtenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Tax Expenses shall include, without limitation:
(i)    any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion;

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(ii)    any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Subtenant and Sublandlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies;
(iii)    any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Subtenant of the Premises, or any portion thereof;
(iv)    any assessment, tax, fee, levy or charge, upon this transaction or any document to which Subtenant is a party, creating or transferring an interest or an estate in the Premises; and
(v)    all of the real estate taxes and assessments imposed upon or with respect to the Building and Project; provided, however, Subtenant shall have the benefit of [***] accordingly upon receipt of the actual tax adjustment based upon such reassessment.

4.2.8.2.    Other Costs. Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Subtenant regardless of when received, based on the Expense Year to which the refund is applicable; provided, however, in no event shall the amount to be refunded Subtenant for any such Expense Year exceed the total amount paid by Subtenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Subtenant shall pay Sublandlord upon demand Subtenant’s Share of any such increased Tax Expenses included by Sublandlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Sublandlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Subtenant under Section 4.5 of this Lease, (iv) reserves for future Tax Expenses and (v) any increases in Tax

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Expenses caused by a change in ownership for which Sublandlord receives tax increase protection pursuant to Section 7(a) of the Master Lease.
4.2.8.3.    Base Taxes. The amount of Tax Expenses for the applicable Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the “Base Taxes.” If in any comparison year subsequent to the applicable Base Year the amount of Tax Expenses decreases below the amount of Base Taxes for the Premises, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes and therefore the applicable Base Year shall be decreased by an amount equal to the decrease in Tax Expenses; provided, however, if the amount of Tax Expenses for the Premises subsequently increases in any comparison year from that decreased amount, the Base Taxes for the Premises shall be increased by an amount equal to the increase in the Tax Expenses for the Premises but not in excess of the Base Taxes for the applicable Base Year.
4.2.9    Subtenant’s Share. “Subtenant’s Share” shall mean the percentages set forth in Section 6 of the Summary. Subtenant’s Share is calculated by multiplying the number of rentable square feet of the applicable Floor of the Premises as set forth in Section 2 of the Summary by 100, and dividing the applicable product by the rentable square feet in the Building. The rentable square feet of the Premises and Building is measured by using the Building Owners and Managers Association Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 2010 (“BOMA”), provided that the rentable square footage of the Building shall include all of, and the rentable square footage of the Premises therefore shall include a portion of, the square footage of the Common Areas located within the Building and the Common Area and occupied space of the portion of the Building or Project, dedicated to the service of the Building. In the event the rentable square footage of the Building is remeasured and Subtenant and Sublandlord enter into an amendment to this Lease, after the date of such remeasurement expanding the portion of the Building leased by Subtenant, such that Subtenant is leasing additional space within the Building in addition to leasing the Premises (as defined herein), then, in such case, the rentable square footage of such expansion space shall be based on the rentable square footage amounts set forth in such remeasurement, and Subtenant’s Share, for such expansion space, shall be based on the remeasured rentable square footage of the Building.
4.3    [Intentionally Omitted].
4.4    Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, the applicable Subtenant’s Share of Building Direct Expenses for such Expense Year exceeds the applicable Subtenant’s Share of Building Direct Expenses applicable to the applicable Base Year for any Floor of the Premises, then Subtenant shall pay to Sublandlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to such excess (the “Excess”).
4.4.1    Statement of Actual Building Direct Expenses and Payment by Subtenant. On or before May 1st of each calendar year, Sublandlord shall give to Subtenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Subtenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined below), and if Subtenant paid more as Estimated Excess than the actual Excess, Subtenant shall receive a credit in the amount of Subtenant’s overpayment against Rent next due

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under this Lease. The failure of Sublandlord to timely furnish the Statement for any Expense Year shall not prejudice Sublandlord or Subtenant from enforcing its rights under this Article 4. Notwithstanding the foregoing, if Sublandlord fails to furnish a Statement on or before May 30th in the calendar year following an Expense Year for which the Statement applies, then Subtenant shall not be required to pay Sublandlord any increase in Additional Rent above the prior Expense Year until the Statement is delivered. Even though the Lease Term has expired and Subtenant has vacated the Premises, when the final determination is made of Subtenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Subtenant shall immediately pay to Sublandlord such amount, and if Subtenant paid more as Estimated Excess than the actual Excess, Sublandlord shall, within thirty (30) days, deliver a check payable to Subtenant in the amount of the overpayment. For any Statement issued by Sublandlord to Subtenant within the time period listed in this Section 4.4.1, Sublandlord may correct such Statement within twelve (12) months after it is initially issued, but may not further correct it thereafter, and Subtenant shall not be required to pay any additional Excess for such preceding Expense Year after the expiration of such twelve (12) month period. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of this Lease.
4.4.2    Statement of Estimated Building Direct Expenses. On or before May 1, Sublandlord shall give Subtenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Sublandlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Estimate for such Expense Year to the amount of Building Direct Expenses for the applicable Base Year for each Floor of the Premises. The failure of Sublandlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Sublandlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Sublandlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Immediately after Subtenant’s receipt of the Estimate Statement, Subtenant shall pay, with its next succeeding installment of Base Rent due, a percentage of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2) (such payment, the “Makeup Expense Payment”), which percentage represents the percentage of Estimated Excess that was not billed to Subtenant, as of such date, for such Expense Year (such percentage, the “Makeup Excess Payment Percentage”). The Makeup Excess Payment Percentage shall be determined by a fraction, the numerator of which shall be the number of months which have elapsed in such current Expense Year, including the month of such payment, and the denominator of which shall be twelve (12). After Subtenant has paid to Sublandlord the Makeup Expense Payment in accordance with the immediately preceding sentence, and until a new Estimate Statement is furnished (which Sublandlord shall have the right to deliver to Subtenant at any time), Subtenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Sublandlord to Subtenant.
4.5    Taxes and Other Charges for Which Subtenant Is Directly Responsible.
4.5.1    Personal Property Taxes. Subtenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Subtenant’s equipment, furniture, fixtures and any other personal property located in the Premises. If any such taxes on Subtenant’s equipment, furniture, fixtures and any other personal property are levied against Sublandlord or Sublandlord’s property or if the assessed value of Sublandlord’s property is increased by the inclusion therein of a value placed upon such Subtenant’s equipment, furniture, fixtures or any other personal property of Subtenant and if Sublandlord pays the taxes based upon such increased assessment, which Sublandlord shall have the right to do

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regardless of the validity thereof, Subtenant shall upon demand repay to Sublandlord the taxes so levied against Sublandlord or the proportion of such taxes resulting from such increase in the assessed value of Sublandlord’s property, as the case may be.
4.5.2    Taxes on Improvements in Premises. If the tenant improvements in the Premises installed after a respective Delivery Date by Subtenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Sublandlord’s and Master Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Sublandlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Subtenant and shall be governed by the provisions of Section 4.5.1, above; provided, that Sublandlord uniformly applies such excess assessed valuation for the same period uniformly to all tenants in the Building.
4.5.3    Other Taxes. Notwithstanding any contrary provision herein, Subtenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Subtenant of the Premises or any portion of the Project, or (iii) taxes assessed upon this transaction or any document to which Subtenant is a party creating or transferring an interest or an estate in the Premises.
4.6    Sublandlord’s Books and Records. Within twelve (12) months after receipt of a Statement by Subtenant, if Subtenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm, has previous experience in reviewing financial operating records of landlords of office buildings, and is retained by Subtenant on a non contingency fee basis) (the “Subtenant Auditor”), designated and paid for by Subtenant, may, after reasonable notice to Sublandlord and at reasonable times, inspect Sublandlord’s records with respect to the Statement at Sublandlord’s offices; provided that, at such time, no monetary or material Event of Default is occurring and Subtenant has paid all Rent, including amounts required to be paid under the applicable Estimated Statement, as the case may be. In connection with such inspection, Subtenant and Subtenant’s agents must agree in advance to follow Sublandlord’s reasonable rules and procedures regarding inspections of Sublandlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Subtenant’s failure to dispute the amount of Additional Rent set forth in any Statement within six (6) months following Subtenant’s receipt of such Statement shall be deemed to be Subtenant’s approval of such Statement and Subtenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Subtenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Subtenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Sublandlord and subject to Subtenant’s reasonable approval; provided that if such certification by the Accountant proves that Direct Expenses were overstated by more than [***] ([***] ), then the cost of the Accountant, and the cost of such determination certification, shall be paid by Sublandlord; provided, that in no event shall the costs thereof to be paid by Sublandlord exceed [***] Dollars[***] ($[***] ). Any reimbursement amounts determined to be owing by Sublandlord to Subtenant or by Subtenant to Sublandlord shall be (i) in the case of amounts owing from Subtenant to Sublandlord, paid within thirty (30) days following such determination, and (ii) in the case of amounts owing from Sublandlord to Subtenant, credited against the next payment of Rent due Sublandlord under the terms of this Lease, or if the Lease Term has expired, paid to Subtenant within thirty (30) days

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following such determination. In no event shall this Section 4.6 be deemed to allow any review of any of Sublandlord’s records by any subtenant of Subtenant. Subtenant agrees that this Section 4.6 shall be the sole method to be used by Subtenant to dispute the amount of any Direct Expenses payable or not payable by Subtenant pursuant to the terms of this Lease, and Subtenant hereby waives any other rights at law or in equity relating thereto.
4.7    Security Deposit.
4.7.1    Security Deposit. Subject to Section 4.8, upon execution of this Lease, Subtenant shall deposit or cause to be deposited with Sublandlord a cash sum in the amount of [***] Dollars ($[***] ) (the “Security Deposit”). Sublandlord shall hold the Security Deposit as security for the performance of Subtenant’s obligations under this Lease. If Subtenant defaults (after the expiration of applicable notice and cure periods) on any provision of this Lease, Sublandlord may, after such notice as may be required under this Lease and without prejudice to any other remedy it has, apply all or a part of the Security Deposit to:
4.7.1.1.    any Rent or other sum not paid in accordance herewith; or
4.7.1.2.    any expense, loss, or damage that Sublandlord may suffer because of an Event of Default including, without limitation, Rent that would accrue after such Event of Default.
4.7.1.3.    to remedy any failure by Subtenant to repair or maintain the Premises or to perform any other obligations hereunder.
Subtenant hereby waives any and all rights under and benefits of Section 1950.7 of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect.

4.7.2    Sublandlord’s Transfer of Security Deposit on Transfer of Real Property. If Sublandlord disposes of its interests in all or any portion of the Premises, Sublandlord may deliver or credit the Security Deposit (or the applicable portion thereof) to Sublandlord’s successor-in-interest in the Premises (or portion thereof) and upon such delivery or credit, shall be relieved of further responsibility with respect to the Security Deposit (or the applicable portion thereof so credited).
4.7.3    Restoration of Security Deposit. If Sublandlord applies any portion of the Security Deposit pursuant to Section 4.7.1 above, Subtenant shall, within thirty (30) days after written demand by Sublandlord, deposit with Sublandlord an amount sufficient to restore the Security Deposit to the amount required to be maintained by Subtenant as a Security Deposit in accordance with the terms hereof.

4.7.4    Interest on Security Deposit. Subtenant is not entitled to any interest on the Security Deposit.
4.7.5    Return of Security Deposit. If Subtenant performs every provision of this Lease to be performed by Subtenant, the unused portion of the Security Deposit shall be returned to Subtenant or the last assignee of Subtenant’s interest under this Lease within thirty (30) days following the expiration or termination of the Lease Term.

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4.8    Letter of Credit.
4.8.1    Delivery of Letter of Credit. In lieu of depositing cash in the amount of the Security Deposit with Sublandlord, Subtenant may, on execution of this Lease, deliver to Sublandlord and cause to be in effect during the Lease Term an unconditional, irrevocable, site draft letter of credit (the “Letter of Credit”) in the amount specified in Section 8 of the Summary (which amount is the amount of the Security Deposit) (the “Letter of Credit Amount”). The Letter of Credit shall be in form and content acceptable to Sublandlord, in its sole discretion, and shall be issued by a financial institution selected by Subtenant and reasonably acceptable to Sublandlord (the “Letter of Credit Bank”). Sublandlord hereby approves Silicon Valley Bank as the issuing bank for the Letter of Credit. The Letter of Credit Bank must be a financial institution that accepts deposits, maintains accounts, has a local San Francisco County, California office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Subtenant shall pay all expenses, points, or fees necessary to obtain and maintain the Letter of Credit. Subtenant shall deliver to Sublandlord, at least thirty (30) days prior to the Letter of Credit expiration date, a renewal of the Letter of Credit or replacement Letter of Credit which satisfies the conditions of Section 4.8.2, and reflects the amount required to be maintained by Subtenant as a Security Deposit in accordance with the terms of Section 4.7 above.
4.8.2    Replacement of Letter of Credit. Subtenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit; provided, the new Letter of Credit satisfies the following conditions:
(a)    it becomes effective at least thirty (30) days before expiration of the Letter of Credit that it replaces;
(b)    it is in the required Letter of Credit Amount;
(c)    it is issued by a Letter of Credit Bank; and
(d)    it otherwise complies with the requirements of this Section 4.8.
Notwithstanding anything set forth in this Lease to the contrary, provided that during the Lease Term (a) no material or monetary Event of Default has occurred and (b) Subtenant maintains rolling [***] Dollars ($[***] ) and[***] Dollars ($[***] ), respectively, and [***] Dollars ($[***] ) ((a) and (b), collectively, the “LOC Reduction Requirements”), Sublandlord shall allow Subtenant to replace the Letter of Credit on the [***] day of [***] Lease Year (the “LOC Adjustment Date”) with a new Letter of Credit in the amount of [***] Dollars ($[***] ) (the “Reduced LOC”)). If at any time during the Lease Term, after the LOC Adjustment Date, Subtenant does not meet the LOC Reduction Requirements, then Subtenant shall be required to immediately replace the Reduced LOC with a new Letter of Credit in the amount of [***] Dollars ($[***] ), which new Letter of Credit shall remain in place for the remainder of the Lease Term.
4.8.3    Sublandlord Right to Draw on Letter of Credit. Sublandlord shall hold the Letter of Credit as security for the performance of Subtenant’s obligations under this Lease. Upon the occurrence of an Event of Default, Sublandlord may, after notice of such Event of Default, but only to the extent such notice is required under this Lease and without prejudice to any other remedy it has, draw on the Letter of Credit to cover or pay for any and all items set forth in Section 4.7.1 above. If Subtenant fails to renew or replace the Letter of Credit at least thirty (30) days before its expiration, Sublandlord

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may, without prejudice to any other remedy it has, draw on all of the Letter of Credit without notice to Subtenant.
4.8.4    Letter of Credit Security Deposit. Any amount of the Letter of Credit that is drawn on by Sublandlord but not applied by Sublandlord shall be held by Sublandlord and shall be treated as the Security Deposit which may be applied by Sublandlord for the purposes described in Section 4.7.
4.8.5    Restoration of Letter of Credit. If Sublandlord draws on any portion of the Letter of Credit pursuant to Section 4.8.3 above, Subtenant shall, within thirty (30) days after written demand by Sublandlord, cause the Letter of Credit Amount to be restored to the amount necessary to be maintained by Subtenant as a Security Deposit in accordance with the terms hereof.
4.8.6    Sublandlord’s Transfer of Letter of Credit on Transfer of Premises. If Sublandlord disposes of its interest in the Premises, Sublandlord shall transfer or assign the Letter of Credit to the Sublandlord’s successor-in-interest in the Premises and thereupon be relieved of further responsibility with respect to the Letter of Credit. Sublandlord shall pay for any costs associated with transferring the Letter of Credit.

ARTICLE 5

USE OF PREMISES

5.1    Permitted Use. Subtenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Subtenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Sublandlord, which may be withheld in Sublandlord’s reasonable discretion.
5.2    Prohibited Uses. Subtenant further covenants and agrees that Subtenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations delivered to Subtenant by Sublandlord from time to time (the “Rules and Regulations”), which current Rules and Regulations are set forth on Exhibit E attached hereto and made a part hereof, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Material. Subtenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building or Project, or injure them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Subtenant cause, maintain or permit any nuisance in, on or about the Premises. Subtenant shall comply with, and Subtenant’s rights and obligations under this Lease and Subtenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions and restrictions now or hereafter affecting the Project which are provided to Subtenant in writing; provided, however, Sublandlord warrants that such recorded easements, covenants, conditions and restrictions do not materially interfere with Subtenant’s use or occupancy of the Premises or Common Areas. Sublandlord shall have the right, from time to time, to amend and modify the Rules and Regulations; provided such amendments or modifications do not adversely and materially affect Subtenant’s rights

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under this Lease. Sublandlord shall have no liability to Subtenant for its failure to enforce the Rules and Regulations against any other tenant in the Project; provided, however Sublandlord shall, when required in its business judgment, use commercially reasonable efforts to enforce the Rules and Regulations with respect to other tenants of Sublandlord.
5.3    Subtenant’s Security Responsibilities. Subtenant shall (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of (a) Subtenant, (b) Subtenant’s employees and invitees, and (c) any of Subtenant’s transferees, contractors or licensees whose personal property is located or at any time left within the Common Areas, from unlawful intrusion, theft, fire and other hazards; (2) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Subtenant (such as locks, smoke detectors and burglar alarms); and (3) cooperate with Sublandlord and other tenants in the Building on Building safety matters. Subtenant acknowledges that Sublandlord is not obligated to provide security personnel or measures for the protection of Subtenant, its employees, invitees or personal property. Subtenant further acknowledges that any security or safety measures employed by Sublandlord are for the protection of Sublandlord’s own interests; that Sublandlord is not a guarantor of the security or safety of Subtenant, its employees, invitees and agents or their property; and that such security and safety matters are the responsibility of Subtenant and the local law enforcement authorities. Subtenant shall have the right to install its own security system in the Premises and/or provide Subtenant’s own security service; provided, that all employees and contractors operating any security system for Subtenant shall coordinate with, and be subject to any directives given by, Master Landlord, Sublandlord and any employees and contractors thereof operating any Building security system to ensure that (i) Subtenant’s security system does not interfere with, or unduly burden, the operation of any Building security system, and (ii) Sublandlord (or Sublandlord’s property manager) has reasonable access to Subtenant’s electronic security system, if any, to ensure such portion of Subtenant’s security system does not unduly burden or interfere with any other tenant’s use or occupancy of the Building; provided, however, that in no event shall Sublandlord have any liability to Subtenant or any agent, employee, invitee, licensee or contractor thereof as a result of such access except to the extent of Sublandlord’s willful misconduct.
5.4    Break Rooms and Private Meeting Spaces In addition to all other services provided by Sublandlord hereunder, Subtenant shall have the right to use the common lunch rooms, break rooms and exterior decks, located on the first (1st) and eighth (8th) floors of the Building, the locations of which are depicted on Exhibit F attached hereto and made a part hereof (collectively, the “Break Rooms” and each, a “Break Room”), free-of-charge; provided, such Break Room is available at the time Subtenant wishes to use it, and Subtenant does not wish to use any such Break Room for a private event, which would require the exclusion of other tenants in the Building (or the guests, invitees, employees, licenses or agents thereof). If Subtenant desires to use either (i) any Break Room for a private event that would require the exclusion of other tenants in the Building from such Break Room (a “Private Event”) or (ii) any of the common meeting or conference rooms depicted on Exhibit F (the “Private Meeting Spaces”, and each, a “Private Meeting Space”, and, together with the Break Rooms, collectively, the “Reservation Rooms” and each, a “Reservation Room”), then; provided, such Private Event to which Subtenant intends to use the Reservation Room is consistent with the Permitted Use; Subtenant shall have the ability to log into (from a computer located within the Premises) the online reservation system maintained by, or for, Sublandlord, which reservation system shall reflect the availability of the Reservation Rooms, and permit Subtenant, to the extent available, to reserve such Reservation Room for such Private Event (each a “Reservation”). If Subtenant makes a Reservation for any Reservation Room, (i) Subtenant shall pay the prevailing market rate for use of such Reservation Room, which rate shall be determined by Sublandlord in its sole discretion from time to time, and shall be made available to Subtenant either through the reservation system or upon written request made to Sublandlord, and (ii)

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Subtenant shall be required to remove, at Subtenant’s sole cost and expense, all debris, rubbish and any other evidence of Subtenant’s use of such Reservation Room, so that such Reservation Room is returned, after Subtenant’s use thereof, to substantially the same condition as existed prior to the date of Subtenant’s use. In the event Subtenant’s use of any Reservation Room results in spills, stains or other damage that cannot be removed or cleaned without the aid of janitorial or other cleaning services, then Subtenant shall be solely responsible for all costs and fees to be paid in connection with such services resulting from Subtenant’s use of such Reservation Room. Notwithstanding anything to the contrary contained herein, in no event shall Sublandlord be responsible for any costs or expenses required to be paid to return any Reservation Room to the same condition that existed prior to the date of Subtenant’s use, and if Sublandlord is required to pay any such costs or expenses, then Subtenant shall pay to Sublandlord, as Additional Rent, the total amount of such costs or expenses paid by Sublandlord upon written demand therefor, including evidence of payment and a description of the services.
5.5    Visible Premises Requirements. If all or any part of the interior of the Premises is visible from the exterior of the Premises, then Sublandlord shall have the right, in Sublandlord’s reasonable discretion, to require Subtenant to immediately remove or alter any item of Subtenant’s or any other Subtenant Party’s (as hereinafter defined) personal property within the Premises, including pamphlets, signs, advertisements, notices, handbills, decor or any other item of any Subtenant Party within the Premises that is or may be visible from the exterior of the Premises and which Sublandlord deems, in its reasonable discretion to be improper, unlawful, objectionable or unsightly (each such item, an “Objectionable Item”). Notwithstanding the foregoing, in no event shall Subtenant’s improvements, furniture and equipment be deemed an Objectionable Item. Subtenant shall promptly remove or alter such Objectionable Item, such that the Objectionable Item is either no longer visible from the exterior of the Premises or such Objectionable Item has been sufficiently altered so that the Objectionable Item is no longer deemed by Sublandlord to be improper, unlawful, objectionable or unsightly. If Subtenant fails to remove or alter any Objectionable Item as required by this Section 5.4, then Sublandlord shall have the right, but shall be under no obligation, to enter the Premises and immediately remove such Objectionable Item from the Premises or do any other act that Sublandlord may elect in its reasonable discretion to ensure that the Objectionable Item is no longer visible from the exterior of the Premises, and Subtenant shall immediately pay to Sublandlord all costs incurred by Sublandlord in connection therewith, and Sublandlord shall not, in any event, be liable to Subtenant or any other Subtenant Party for any losses suffered thereby as a result of such entry by Sublandlord. As used herein, “Subtenant Party” means each of Subtenant, any person claiming by, through or under Subtenant, or any of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant.

ARTICLE 6
SERVICES AND UTILITIES
6.1    Standard Subtenant Services. Sublandlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
6.1.1    Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Sublandlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to

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6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Sublandlord’s discretion, other State or nationally recognized holidays (collectively, the “Holidays”).
6.1.2    Sublandlord shall provide adequate electrical wiring and facilities for connection to Subtenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of four and one half (4.5) watts per rentable square foot of the Premises, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Subtenant’s lighting fixtures does not exceed an average of two (2) watts per usable square foot of the Premises, and the electricity so furnished for Subtenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to all Applicable Laws (as hereinafter defined), and, provided, however, that one or more of the forgoing numbers may be increased if required by Applicable Law in connection with any Subtenant Improvements, and changes to the Building or the Premises necessary to permit such increased electrical capacity, shall be done at Subtenant’s sole cost and expense. Subtenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
6.1.3    Sublandlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.
6.1.4    Sublandlord shall provide customary and routine cleaning and janitorial service for the Premises; provided, the Premises are used in accordance with the Permitted Uses, which services shall be consistent with janitorial services provided at comparable buildings in San Francisco, California.
6.1.5    Sublandlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and shall have one elevator available at all other times, including on the Holidays.
6.1.6    Sublandlord shall provide nonexclusive freight elevator service subject to scheduling by Sublandlord. Subtenant and any other Subtenant Party shall use the freight elevator to transport any and all bicycles to and from the Premises, and in no event shall Subtenant, or any other Subtenant Party, use the passenger elevators for the transportation of bicycles within the Building.
6.1.7    Sublandlord shall provide security to the Building and Common Areas (but not to the Premises), consistent with security services provided to other Class “A” office buildings in the so-called “South of Market” area of San Francisco. In connection therewith, Sublandlord shall provide Subtenant with one or more identification cards, which identification cards shall provide Subtenant and any employees thereof with access to the Building, elevators and stairs by utilizing the Building’s electronic access control devices. Subtenant shall pay to Sublandlord the actual cost of each such identification card issued to Subtenant as a deposit against the return of such identification card to Sublandlord at the expiration of the Lease Term. To the extent Delivery Dates have occurred for any contiguous Floors, Sublandlord shall permit Subtenant to use any interior stairs connecting such Floors for “floor to floor” access thereto.

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Subtenant shall cooperate with Sublandlord at all times and abide by all regulations and requirements that Sublandlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.
6.2    Overstandard Subtenant Use.
6.2.1    Non-Electrical Usage. Subtenant shall not, without Sublandlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Sublandlord pursuant to the terms of Section 6.1 of this Lease. If Subtenant uses water, heat or air conditioning in excess of that supplied by Sublandlord pursuant to Section 6.1 of this Lease, Subtenant shall pay to Sublandlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Sublandlord may install devices to separately meter any increased use and in such event Subtenant shall pay the cost of such increased use directly to Sublandlord, on written demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. If Subtenant desires to use HVAC during non-Building Hours, Subtenant shall give Sublandlord such prior notice as Sublandlord shall from time to time establish as appropriate, but in no event less than one (1) business day’s prior notice, of Subtenant’s desired after-hours use, and, provided Subtenant has complied with the notice requirement set forth herein, Sublandlord shall supply such after-hours HVAC to the Premises. The cost of after-hours HVAC for the Premises is currently (a) [***] Dollars ($[***] ) per hour, plus a [***] Dollars ($[***] ) setup fee, for fan service only, (b) [***] Dollars ($[***] ) per hour, plus labor costs, for full after-hours HVAC service on weeknights and (c) [***] and [***] Dollars ($[***] ) per hour, plus labor costs, for full after-hours HVAC services on weekends and Holidays. Such cost shall increase hereafter to the extent of an increase occurring after the date of this Lease in the direct and indirect cost to Sublandlord of providing such HVAC services. The cost of HVAC supplied by Sublandlord during non-Building Hours shall be paid by Subtenant as Additional Rent, and the cost thereof charged to Subtenant in accordance with the terms hereof may be increased by Sublandlord in its sole discretion from time to time.
6.2.2    Electrical Usage. In connection with Subtenant’s lease of the Premises, Subtenant shall be required, at Sublandlord’s sole cost and expense, to install, operate and maintain a submetering device for each Floor of the Premises (each a “Submeter”). Subtenant shall pay to Sublandlord, upon billing, Subtenant’s actual cost of electricity consumption as evidenced by each Submeter, without any markup or other administrative charge to be paid solely to Sublandlord. Subtenant’s use of electricity shall not exceed the capacity of the feeders to the Project or the risers or wiring installation (which capacity is four and one half (4.5) watts per rentable square foot), and Subtenant shall promptly discontinue any such excess use promptly following receipt of notice of the same from Sublandlord.
6.3    Interruption of Use. Except to the extent arising from the [***] of Sublandlord or any Sublandlord Party, Subtenant agrees that Sublandlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water,

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or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or an Event of Default of Subtenant or any act or default by any parties, or by any other cause beyond Sublandlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Subtenant’s use and possession of the Premises or relieve Subtenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Sublandlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Subtenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
Notwithstanding the foregoing, if all or any portion of the Premises is made untenantable or inaccessible for more than four (4) consecutive business days after notice from Subtenant to Sublandlord as a result of a service interruption that does not result from a casualty or condemnation event, and Subtenant does not inhabit all or any such portion of the Premises as a result thereof, then monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such service interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible. In addition, if a service interruption is the direct result of an act or omission of Sublandlord that is not otherwise permitted under the terms of this Lease, and Subtenant promptly notifies Sublandlord of such service interruption, and such service interruption continues for one hundred twenty (120) consecutive days after written notice from Subtenant, then Subtenant shall have the right to elect to terminate this Lease, without penalty, by delivering written notice to Landlord after the expiration of such one hundred twenty (120) day period.

6.4    Backup Utility Power. All electrical power provided to the Premises by Pacific Gas and Electric Company (or similar utility) shall be referred to herein as “Utility Power”. Subtenant has the right to connect to and utilize the Building's Uninterrupted Power System (“Building UPS Power”) and the Building's diesel generator bank (“E-Power” and, together with the Building UPS Power, collectively, the “Backup Utility Power”).  Subtenant’s right commences on the Commencement Date and continues for the duration of the Lease Term.  The Building UPS Power is intended to ensure, but not guarantee, Subtenant's operations are not interrupted in the event of an unscheduled loss of Utility Power, and the E-Power is intended to ensure, but not guarantee, Subtenant's operations are not interrupted in the event of an unscheduled loss of Utility Power and which E-Power shall replace Building UPS Power as soon as possible.  Subtenant’s right to connect to the Backup Utility Power shall be subject to Subtenant’s payment to Sublandlord, on an annual basis, of a fee (the “Backup Utility Power Fee”) not to exceed, during the 2016 calendar year, the amount of [***] Dollar ($[***] ) per rentable square feet of the Premises for which a Rent Commencement Date has occurred as of such calendar year, due initially on the Commencement Date and thereafter each January 1st for the remainder of the Lease Term, to be paid as Additional Rent.  The calculation for the rentable square feet of the Premises for which a Rent Commencement Date has occurred shall be based on a 365 day year and shall be prorated accordingly based on when, during such calendar year, any Rent Commencement Date occurred.  Sublandlord shall provide, by no later than December 15th of each year, or fifteen (15) days prior to the Expiration Date, whichever is earlier, an invoice for the Backup Utility Power Fee for the following year as well as a calculation of the rentable square feet used in such calculation and shall review the prior year’s statement, which shall be trued up to reflect any differences in the amount of rentable square feet for which a Rent Commencement Date occurred during the prior calendar year.  If a credit is due to Subtenant, such credit shall be paid to Subtenant thirty (30) days after receipt of such invoice reflecting such credit. If an additional amount is due from Subtenant, then Subtenant shall deliver such additional amount to Sublandlord no later than fifteen (15) days after receipt of such invoice.  Beginning with the first full

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calendar year, January 1st, 2017, the Backup Utility Power Fee shall increase by [***] and shall continue to increase by [***] each full or partial calendar year thereafter during the Lease Term.  All Sublandlord’s costs to operate, maintain, test and repair Building UPS Power and the E-Power at the Building shall be included as part of Operating Expenses, which Operating Expenses shall not be offset by the Backup Utility Power Fee.  Sublandlord shall not charge Subtenant a separate fee for Building UPS Power or E-Power electricity actually delivered to Subtenant.

6.5    Energy Conservation and Governmental Policies. Sublandlord will be deemed to have observed and performed the terms and conditions to be performed by Sublandlord under this Lease, including those relating to the provisions of utilities and services, if in so doing it acts according to an Applicable Law, directive, policy, or request of a governmental authority in respect of energy conservation or security.  In order to assist Sublandlord with its reporting and disclosure obligations under the Nonresidential Building Energy Use Disclosure Program established under Cal. Pub. Res. Code § 25402.10 and Regulations promulgated thereunder (the “Energy Use Disclosure Program”), or any similar federal, state or local laws or regulations, Subtenant shall, within thirty (30) days after written request by Sublandlord, provide to Sublandlord all energy use data for the Premises within Subtenant’s possession or control from at least the most recent twelve (12) months prior to the date of the request, together with such other information and data as may be requested by Sublandlord in its reasonable judgment with respect to Sublandlord’s compliance with the Energy Use Disclosure Program or any similar federal, state or local laws or regulations.  Such other information and data to be provided by Subtenant hereunder may include, without limitation, all sources of energy use data, space use characteristics for all space types in the Premises, and any information necessary to generate a current “Disclosure Summary Sheet”, “Statement of Energy Performance”, “Data Checklist”, and “Facility Summary”, as those terms are defined in Cal. Code Regs. Tit. 20 § 1681.  Subtenant hereby consents to Sublandlord obtaining the information and data set forth above from the applicable utility or energy provider, and Subtenant expressly authorizes any such energy or utility provider to provide such information and data to Sublandlord and waives any right to confidentiality with respect thereto.
6.6     LEED Certification. Subtenant acknowledges and agrees that (i) Sublandlord or Master Landlord may, at such party’s option, seek certification or other recognition of the Building’s and/or Property’s energy efficiency, environmental sustainability, environmental quality, or other similar characteristics through programs such as (by way of example and not limitation) the U.S. Green Building Council’s Leadership in Energy & Environmental Design (or “LEED”) program, (ii) certain provisions of the Rules and Regulations may now or hereafter be instituted to help ensure such credentials are received and/or maintained, and (iii) any costs expended by Sublandlord to obtain or maintain such certification shall be considered Operating Expenses for purposes hereof.

ARTICLE 7
REPAIRS
Subtenant shall, at Subtenant’s own expense, keep and maintain the Premises, including all improvements, fixtures and furnishings therein, and, to the extent Subtenant occupies an entire floor (or floors) of the Building, the floor or floors of the Building on which the Premises are located, including, but not limited to, any altered, rebuilt, additional or substituted improvements thereto or thereon, in first class and safe condition, repair and appearance at all times during the Lease Term, and shall make all repairs and

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replacements necessary therefor. Notwithstanding the foregoing, at Subtenant’s request, Sublandlord shall make such minor repairs and replacements, including, but not limited to, painting, replacing light bulbs, ballasts and making other non-extensive repairs and replacements, and Subtenant shall pay Sublandlord the cost thereof promptly upon receipt of an invoice therefor. Subtenant shall, at Subtenant’s own expense, but under the supervision and subject to the prior approval of Sublandlord, and within any reasonable period of time specified by Sublandlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Subtenant; provided however, that, at Sublandlord’s option, or if Subtenant fails to make such repairs, Sublandlord may, but need not, make such repairs and replacements, and Subtenant shall pay Sublandlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project, as determined by Sublandlord in its reasonable discretion, but not to exceed [***] ([***] )), sufficient to reimburse Sublandlord for all overhead, general conditions, fees and other costs or expenses arising from Sublandlord’s involvement with such repairs and replacements forthwith upon being billed for same. Subtenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant or declaration or maintenance agreement (collectively, the “Easements”) to which the Premises are currently subject or become subject; provided, Subtenant has written notice of such Easement. Subtenant shall deliver to Sublandlord and Master Landlord no later than ten (10) business days after receipt, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Master Landlord’s, Sublandlord’s or Subtenant’s performance of obligations under any Easement. Notwithstanding the foregoing, Sublandlord shall be responsible for, at Sublandlord’s sole cost and expense (not passed through as an Operating Expense if such repairs constitute capital expenditures expressly excluded from Operating Expenses), repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building and Base Building Systems (as hereinafter defined), except to the extent that such repairs are required due to the negligence or willful misconduct of Subtenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Subtenant, Sublandlord shall make such repairs at Subtenant’s expense, and, if covered by Sublandlord’s insurance, Subtenant shall only be obligated to pay any deductible in connection therewith. Sublandlord shall maintain and repair the Common Areas of the Project and the Building, the cost of which shall be an Operating Expense. Sublandlord’s maintenance, repair and replacement activities shall be at the level of landlords of Comparable Buildings. Sublandlord may, but shall not be required to, enter the Premises at all reasonable times upon reasonable advance notice to Subtenant to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Sublandlord shall desire or deem necessary or as Sublandlord may be required to do by governmental or quasi-governmental authority or court order or decree. If Sublandlord desires to do any work (for maintenance or repairs or otherwise) that would require an interruption of power or any other utility to the Premises or any interference with Subtenant’s operations or access to the Premises, the following requirements shall apply, except in case of an emergency or other shutdown mandated by any applicable governmental authority, including, but not limited to, any power disruption resulting from a government mandated inspection, test or other periodic review of all or any portion of the Project: (1) no such work may occur during the months of November, December and January, (2) Sublandlord shall give Tenant not less than ten (10) days advance written notice of such planned work, (3) such work may only occur during times reasonably approved by Subtenant (and the parties agree it shall be reasonable for Subtenant to require that such work occur outside of normal business hours) and (4) any such interruption may not be more than four (4) hours in length. Subtenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

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ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1    Sublandlord’s Consent to Alterations. Subtenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Sublandlord to such Alterations, and, if required under the Master Lease, Master Landlord’s consent to such Alterations, which consent shall be requested by Subtenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, subject to the conditions in the Master Lease; provided, it shall be deemed reasonable for Sublandlord and/or Master Landlord to withhold such party’s consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, consistent with the terms of the Master Lease, and in all events subject thereto, Subtenant shall be permitted to redecorate the interior of the Premises (such as altering painting, wallpapering and floor coverings) and perform other non-structural alterations, costing less than [***] Dollars ($[***] ) per alteration, and such redecoration and non-structural alterations shall not constitute Alterations for purposes of this Lease; provided, (i) Subtenant shall not disturb or alter any Base Building Systems, (ii) all such alterations shall be done in compliance with Applicable Laws, (iii) Subtenant shall provide Landlord with prior written notice of any and all such alterations, (iv) such alterations shall not disturb or in any way affect other tenants in the Building or such tenant’s spaces therein, and (iv) in no event shall Subtenant be permitted to paint any concrete walls within the Premises or to in any way alter the exterior of the Premises. Subtenant shall also be required to comply with the notice requirements set forth in Paragraph 11 of the Master Lease, even if Master Landlord’s consent to such Alterations is not required. The construction of the Initial Premises Subtenant Improvements (as defined in the Initial Premises Work Letter) and all other Subtenant Improvements shall be governed by the terms of the Initial Premises Work Letter or the Subtenant Work Letter entered into after the date hereof applicable to such Floor, respectively, and not the terms of this Article 8.

8.2    Manner of Construction.
8.2.1    Conditions to Alterations. Sublandlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Sublandlord in its reasonable discretion may deem desirable, including, but not limited to the requirement that Subtenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Subtenant from a list provided and approved by Sublandlord. Subtenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of San Francisco, if required, and in conformance with the terms of the Master Lease; provided, however, that prior to commencing to construct any Alteration, Subtenant shall meet with Sublandlord, and, if required under the terms of the Master Lease, Master Landlord, to discuss Sublandlord’s design parameters and code compliance issues. In performing the work of any such Alterations, Subtenant shall have the work performed in such manner as not to violate the terms of the Master Lease, not to obstruct access to the Project or any portion thereof, and so as not to unreasonably obstruct the business of Sublandlord or other tenants in the Project. Subtenant shall not use (and upon notice from Sublandlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Sublandlord’s reasonable judgment,

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would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Subtenant’s obligations under Article 9 of this Lease and under Paragraph 11 of the Master Lease, upon completion of any Alterations, Subtenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Subtenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.2.2    Base Building Changes. In the event any Alterations which Subtenant proposes to make to the Premises require or give rise to governmentally-required changes (“Additional Required Work”) to the Base Building (as hereinafter defined), Sublandlord, Master Landlord and Subtenant shall work together to eliminate, if possible, or otherwise minimize the Additional Required Work. Absent elimination of such Additional Required Work or a mutually acceptable allocation of such changes as between Sublandlord and Subtenant, the cost of such changes shall be borne by Subtenant.
As used herein, (i) “Base Building” means the structural portions of the Building, the Base Building Systems, the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building, and (ii) “Base Building Systems” means all systems and equipment (including plumbing, HVAC, electrical fire/life/safety elevator and security systems) that serve all or part of the Building.
8.3    Payment for Improvements. If payment is made directly to contractors, Subtenant shall (i) comply with Sublandlord’s requirements for final lien releases and waivers in connection with Subtenant’s payment for work to contractors, and (ii) cause its contractors to sign Sublandlord’s standard contractor’s rules and regulations. If Subtenant orders any work directly from Sublandlord, Subtenant shall pay to Sublandlord an amount equal to three percent (3%) of the cost of such work to compensate Sublandlord for all overhead, general conditions, fees and other costs and expenses arising from Sublandlord’s involvement with such work. If Subtenant does not order any work directly from Sublandlord, Subtenant shall reimburse Sublandlord for Sublandlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Sublandlord’s review of such work.
8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Subtenant makes any Alterations, prior to the commencement of such Alterations, Subtenant shall provide Sublandlord with evidence that Subtenant carries “Builder’s All Risk” insurance in an amount approved by Sublandlord covering the construction of such Alterations, and such other insurance as Sublandlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Subtenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, in connection with any Alteration that exceeds $[***] in cost, Sublandlord may, in its discretion, require Subtenant to obtain a lien and completion bond or some alternate form of security satisfactory to Sublandlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Sublandlord as a co-obligee.
8.5    Sublandlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Subtenant and shall be and become the property of Sublandlord, except that Subtenant may remove any Severable Alterations (as hereinafter defined); provided, Subtenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a

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broom clean, tenant improved condition as reasonably determined by Sublandlord. If Subtenant fails to complete such removal and/or to repair any damage caused by the removal of any Severable Alterations and return the affected portion of the Premises to a broom clean, tenant improved condition, as reasonably determined by Sublandlord, Sublandlord may do so and may charge the cost thereof to Subtenant. Except to the extent arising from Sublandlord’s [***] Subtenant hereby protects, defends, indemnifies and holds Sublandlord and Master Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, Severable Alterations or other improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Subtenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained herein, Subtenant shall not be required to remove the initial improvements to the Premises constructed pursuant to the terms of the Initial Premises Work Letter (or any other Subtenant Work Letter governing other portions of the Premises entered into pursuit to the terms of this Lease), except for (i) any such initial improvements that are not customarily constructed in a Class “A” office building, which may include, but not be limited to, removal of all improvements constructed in connection with the commercial cafeteria and/or removal the all-hands meeting space to be located within the Premises, but only to the extent Sublandlord notifies Subtenant in writing at the time Sublandlord reviews and approves the construction drawings for the initial improvements that such initial improvements or portions thereof will have to be removed by Subtenant at the expiration or earlier termination of this Lease, and (ii) any, subject to the terms of Section 8.6 below, Lines (as hereinafter defined), and, consistent with the terms of the Master Lease, Subtenant shall not be required to remove any permitted Alterations or any improvements or alterations that were previously constructed in the Premises by or at the direction of Sublandlord or any tenants of Sublandlord at the end of the Lease Term. As used herein, the term “Severable Additions” means all Additions to the Premises during the Lease Term which (a) are readily removable without causing more than de minimis damage to the Premises, (b) will not materially reduce the value, useful life or utility of the Premises if removed, (c) are not required for lawful use of the Premises and (d) have been paid for by Subtenant during the term of this Lease.

8.6    Communications and Computer Lines. Subtenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) in or serving the Premises; provided, that (i) Subtenant shall obtain Sublandlord’s prior written consent, which shall not be unreasonably withheld, use an experienced and qualified contractor approved in writing by Sublandlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, which number shall be determined by Sublandlord in its reasonable discretion, (iii) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Sublandlord, (iv) any new Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines within the third (3rd) Floor, Sublandlord may require that Subtenant remove existing Lines located in or serving the third (3rd) Floor and repair any damage in connection with such removal, and (vi) Subtenant shall pay all costs in connection therewith. Sublandlord reserves the right to require that Subtenant remove any Lines located in or serving the Premises (a) upon expiration of the Lease Term or any earlier termination of this Lease, or (b) which are installed in violation of these provisions, or (c) which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

[***] Confidential Treatment Requested.	35	215 FREMONT STREET Fitbit, Inc.

8.7    Telecommunications Equipment.
8.7.1    Telecommunications Equipment Installation. During the Lease Term and subject to the terms of this Lease, Subtenant shall have the right to install, use, maintain, repair and replace on the roof of the Building a maximum of one (1) telecommunications antennae across the roof and through the vertical shafts and horizontal raceways of the Building, and such electrical wires and cable as are reasonably necessary to connect such antennae to the Premises (collectively, “Telecommunications Equipment”). The Telecommunications Equipment shall be of a size and type reasonably acceptable to Sublandlord and shall not be visible from ground level. The provisions of this Lease shall apply to Subtenant’s installation, use, maintenance, repair and replacement of the Telecommunications Equipment.
8.7.2    Location. The Telecommunications Equipment shall be installed by Subtenant at a location on the roof of the Building selected by Subtenant, subject to Sublandlord’s approval. Sublandlord may withhold such approval so long as Sublandlord designates an alternative location on the roof of the Building, reasonably acceptable to Subtenant. Sublandlord shall also have the right, from time to time during the Lease Term, to require Subtenant to relocate the Telecommunications Equipment to a different location on the roof of the Building. In any such event, the cost of relocation shall be the responsibility of Subtenant.
8.7.3    Utilities. Sublandlord shall not be obligated to provide water, gas or other utilities to any of the Telecommunications Equipment, except that Sublandlord shall allow Subtenant to connect to Sublandlord’s existing electrical panels servicing the roof of the Building and to draw therefrom, at Subtenant’s expense, electrical power for ordinary use of the Telecommunications Equipment. At Sublandlord’s request, Subtenant shall install a separate meter to measure the amount of electricity used by Subtenant for the operation of the Telecommunications Equipment. Subtenant shall pay Sublandlord, as Additional Rent, the cost of such electricity used.
8.7.4    Attachment. The Telecommunications Equipment shall be attached in a manner acceptable to Sublandlord. In no event shall Subtenant be permitted to penetrate into the surface of the roof to attach the Telecommunications Equipment without first obtaining Sublandlord’s prior written consent, which shall not be unreasonably withheld. If Sublandlord consents to Subtenant penetrating into the roof’s surface to attach the Telecommunications Equipment, then Subtenant shall be required to use a roofing contractor chose by Sublandlord, in its sole and absolute discretion, to complete such penetrations, and, except to the extent arising from the [***] of Sublandlord or any Sublandlord Party, Subtenant shall protect, indemnify, defend and hold Sublandlord and Master Landlord harmless from any liability, cost, obligation, expense or claim in any manner relating to the installation, placement or removal of such Telecommunications Equipment, which obligations shall survive the expiration or earlier termination of this Lease.
8.7.5    Use. The Telecommunications Equipment may only be used by Subtenant in its ordinary course of business. Subtenant shall not sell or lease the Telecommunications Equipment to any other party or permit the use of the Telecommunications Equipment by any other party. Subtenant, at its sole expense, shall comply with all Applicable Laws and secure all permits regarding installation, construction, operation and maintenance of the Telecommunications Equipment.
8.7.6    Interference. In no event may the Telecommunications Equipment interfere with the reception of or signal from any other antenna or satellite dish presently erected or which may in

[***] Confidential Treatment Requested.	36	215 FREMONT STREET Fitbit, Inc.

the future be erected on or about the Building. If the operation of the Telecommunications Equipment interferes with any such other antenna or satellite dish then, immediately following written notice from Sublandlord to Subtenant of such interference, Subtenant shall eliminate such interference. If Subtenant is unable to eliminate promptly such interference, then Sublandlord may, upon further written notice to Subtenant, require Subtenant to shut down such Telecommunications Equipment and Subtenant shall immediately do so.
8.7.7    Removal. Upon the expiration of the Lease Term or any sooner termination of the Lease, Subtenant shall remove all of the Telecommunications Equipment from the roof and other areas of the Building and restore such areas to their condition prior to such installation.
8.7.8    Roof Access. Subtenant may have access to the roof and other areas of the Building for the purposes permitted by this Section 8.7 during Building Hours upon not less than twenty-four (24) hours prior written notice to Sublandlord given during normal business hours. As part of such notice, Subtenant shall designate to Sublandlord the work to be performed, the estimated length of time to perform the work and the authorized person or persons who will perform the work. Upon receipt of such notice, Sublandlord shall advise Subtenant of the time(s) during which such work may be performed.
8.7.9    Maintenance. Sublandlord shall have no obligation to design, install, construct, use, operate, maintain, repair, replace or remove the Telecommunications Equipment or have any other responsibility or liability in connection therewith or the operations thereof.

ARTICLE 9
COVENANT AGAINST LIENS
Subtenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Subtenant, and, except to the extent caused by the [***] of Sublandlord or any Sublandlord Party, shall protect, defend, indemnify and hold Sublandlord and Master Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Subtenant shall give Sublandlord notice at least twenty (20) days prior to the commencement of any Alterations (or such additional time as may be necessary under Applicable Laws) to afford Sublandlord the opportunity of posting and recording appropriate notices of non-responsibility. Subtenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Sublandlord, and if Subtenant shall fail to do so, Sublandlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Sublandlord under this Lease. Nothing contained in this Lease shall authorize Subtenant to do any act which shall subject Sublandlord’s interest in, or Master Landlord’s title to, the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Sublandlord shall be null and void, or at Sublandlord’s option shall attach only against Subtenant’s interest in the Premises and shall in all respects be subordinate to Sublandlord’s interest in, and Master Landlord’s title to, the Project, Building and Premises.

[***] Confidential Treatment Requested.	37	215 FREMONT STREET Fitbit, Inc.

ARTICLE 10
INSURANCE
10.1    Indemnification and Waiver.
10.1.1    Tenant’s Indemnification and Waiver. Except to the extent arising from the [***] of any Landlord Party, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that neither Sublandlord, Master Landlord nor either’s partners, subpartners or their respective officers, agents, servants, employees, or independent contractors (collectively, “Landlord Parties”, and each, a “Landlord Party”) shall be liable for, and are hereby released from responsibility for, damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or by other persons claiming through Subtenant. Subtenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall) acts, omissions or negligence of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Subtenant or any such person (collectively, the “Subtenant Parties”, and each, a “Subtenant Party”), in, on or about the Project or any breach of the terms of this Lease or the Master Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the [***] of a Landlord Party. Should Sublandlord and/or Master Landlord be named as a defendant in any suit brought against Subtenant in connection with or arising out of Subtenant’s occupancy of the Premises, Subtenant shall pay to Sublandlord’s and Master Landlord’s costs and expenses incurred in such suit, including without limitation, such party’s actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.
10.1.2    Sublandlord’s Indemnification. Sublandlord shall indemnify, defend, protect and hold harmless Subtenant from [***]. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Subtenant’s agreement to indemnify Sublandlord and Sublandlord’s agreement to indemnify Subtenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.
10.1.3    General Indemnification Provisions. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Subtenant or Sublandlord to be responsible or liable for, and each hereby releases the other from liability for, consequential damages, other than those consequential damages incurred by Sublandlord or Master Landlord in connection with a holdover of the Premises by Subtenant after the expiration or earlier

[***] Confidential Treatment Requested.	38	215 FREMONT STREET Fitbit, Inc.

termination of this Lease, or incurred by Sublandlord in connection with any repair, physical construction or improvement work performed by or on behalf of Subtenant in the Project.
10.2    Subtenant’s Compliance With Sublandlord’s Fire and Casualty Insurance. Subtenant shall, at Subtenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Subtenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Subtenant shall reimburse Sublandlord for any such increase. Subtenant, at Subtenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3    Subtenant’s Insurance Throughout the Lease Term, Subtenant shall procure and maintain, at its own cost and expense, property insurance (but only with respect to Subtenant’s personal property and the Subtenant Improvements), commercial general liability insurance (which shall include coverage for Tenant’s roof rights set forth in Section 8.7 above), workers’ compensation insurance, builder’s risk insurance (when applicable), and any other coverages as are required to be carried by Sublandlord under the Master Lease; provided, however, that (i) Subtenant shall not be permitted to self-insure, notwithstanding that Sublandlord is permitted to self-insure under the terms of the Master Lease, and (ii) Subtenant shall not be required to carry property insurance (including earthquake and flood) with respect to the Project and/or the Building, as required pursuant to Section 12(a)(i),(v) and (vi) of the Master Lease.
10.4    Form of Policies. The minimum limits of policies of insurance required of Subtenant under this Lease shall in no event limit the liability of Subtenant under this Lease. Such insurance shall (i) name Sublandlord, Master Landlord, and any other party Sublandlord or Master Landlord so specifies, as an additional insured, including Sublandlord’s managing agent, if any; (ii) specifically cover the liability assumed by Subtenant under this Lease, including, but not limited to, Subtenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company meeting the requirements set forth in Paragraph 12 of the Master Lease; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Sublandlord or Master Landlord is excess and is non-contributing with any insurance requirement of Subtenant; (v) be in form and content reasonably acceptable to Sublandlord and Master Landlord; and (vi) provide that said insurance shall not be canceled unless prior written notice shall have been given to Sublandlord, Master Landlord and any mortgagee thereof. Subtenant shall deliver certificates thereof to Sublandlord and Master Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Subtenant shall fail to procure such insurance, or to deliver such policies or certificate, Sublandlord may, at its option, procure such policies for the account of Subtenant, and the cost thereof shall be paid to Sublandlord within five (5) days after delivery to Subtenant of bills therefor.
10.5    Subrogation. Subject to Section 10.1.3 above, Sublandlord and Subtenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided, and Sublandlord and Subtenant hereby agree to look to, and seek recovery from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

[***] Confidential Treatment Requested.	39	215 FREMONT STREET Fitbit, Inc.

10.6    Additional Insurance Obligations. Subtenant shall carry and maintain during the entire Lease Term, at Subtenant’s sole cost and expense, increased amounts of the insurance required to be carried by Subtenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Subtenant’s operations therein, as may be reasonably requested by Sublandlord and Master Landlord if (a) at any time during the Lease Term, Subtenant alters the business that it is conducting within the Premises, and, as a result of such alteration, Sublandlord reasonably determines that Subtenant needs to increase the amount of coverage or the type of coverage then being carried by Subtenant, or (b) for any other reason, Master Landlord reasonably determines that Subtenant needs to increase the type or amount of insurance coverage then-carried by Subtenant, but (i) in the case of clause (b) in no event shall Sublandlord be permitted to require such changes more than two (2) times during the Lease Term, and (ii) in either case, in no event shall Sublandlord require Subtenant to carry types or amounts of insurance excess of the amounts and types of insurance then being required of tenants in Comparable Buildings occupying comparable space and engaged in a similar use as Subtenant.

ARTICLE 11
DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Sublandlord.
11.1.1    Damage to Building. Subtenant shall promptly notify Sublandlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Sublandlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Sublandlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, the Project, or the Master Lease, or any other modifications to the Common Areas deemed desirable by Sublandlord or Master Landlord, which are consistent with the character of the Project; provided, that access to the Premises and any restrooms serving the Premises shall not be materially impaired.
11.1.2    Damage to Premises. Upon the occurrence of any damage to the Premises, upon notice (the “Sublandlord Repair Notice”) to Subtenant from Sublandlord, Subtenant shall assign to Sublandlord (or to any party designated by Sublandlord) all property insurance proceeds payable to Subtenant for the Subtenant Improvements under Subtenant’s insurance required under Section 10.3 of this Lease, and Sublandlord shall repair any injury or damage to the Subtenant Improvements and the Original Improvements installed in the Premises and shall return such Subtenant Improvements and Original Improvements to their original condition; provided, that if the cost of such repair by Sublandlord exceeds the amount of insurance proceeds received by Sublandlord from Subtenant’s insurance carrier, as assigned by Subtenant, the cost of such repairs shall be paid by Subtenant to Sublandlord prior to Sublandlord’s commencement of repair of the damage. Whether or not Sublandlord delivers a Sublandlord Repair Notice, prior to the commencement of construction, Subtenant shall submit to Sublandlord, for Sublandlord’s review and approval, all plans, specifications and working drawings relating thereto, and Sublandlord shall select the contractors to perform such improvement work. Sublandlord shall not be liable for any inconvenience or annoyance to Subtenant or its visitors, or injury to Subtenant’s business resulting in any way from such damage or the repair thereof; provided however,

[***] Confidential Treatment Requested.	40	215 FREMONT STREET Fitbit, Inc.

that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Subtenant’s occupancy, and the Premises are not occupied by Subtenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Sublandlord shall not deliver the Sublandlord Repair Notice, Subtenant’s right to Rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Sublandlord to be the date Subtenant should have completed repairs to the Premises assuming Subtenant used reasonable due diligence in connection therewith. Notwithstanding anything to the contrary contained herein, Subtenant shall not be entitled to any abatement of Rent if (i) any damage to the Premises resulted from a default or the negligence or willful misconduct of Subtenant under the terms of this Lease and (ii) Sublandlord does not receive any insurance proceeds as a result of such damage. Notwithstanding anything to the contrary contained herein, in no event shall any abatement of Rent provided to Subtenant under this Section 11.1 exceed any insurance proceeds received by Sublandlord as a result of any such damage.
11.2    Sublandlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Sublandlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Subtenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Subtenant sixty (60) days to vacate the Premises, but Sublandlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Sublandlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building, the Project, or the Master Lease shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the Master Lease, as the case may be; (iii) the damage is not fully covered by Sublandlord’s insurance policies; (iv) intentionally deleted; or (v) the damage occurs during the last [***] of the Lease Term. In the event Sublandlord does not terminate this Lease as set forth above, and in Sublandlord’s reasonable judgment, the repairs cannot be completed within such one hundred eighty (180) days, as set forth in (i) above, Sublandlord shall provide Subtenant with written notice (“Repair Notice”) of the time within which such repairs may be completed, in Sublandlord’s reasonable judgment. Notwithstanding the foregoing, Subtenant may terminate this Lease by written notice to Sublandlord (a) if all or a material portion of the Premises is damaged during the last[***] of the Lease Term, such that Subtenant’s access to the Premises is materially limited or impaired or Subtenant is prevented from using the Premises (or more than [***] ([***] ) of the rentable square footage thereof) for the Permitted Use, and Sublandlord reasonably estimates that it will take more than [***] to repair such damage or (b) if (y) if Subtenant is not, at the time of such casualty, leasing the entirety of the Premises, and all of the Premises then being occupied by Subtenant is damaged, and it is estimated to take more than [***] days from the date of the casualty to repair such damage, or (z) if Subtenant is, at the time of such casualty, leasing the entirety of the Premises, and it is estimated that it will take more than [***] [***] to repair more than [***] ([***] ) of the Premises. Subtenant shall not be required to pay any portion of the deductible under Sublandlord’s insurance policies if Master Landlord, Sublandlord or Subtenant elects to terminate the Master Lease or this Lease, as applicable, in the event of a casualty, unless such event is the result of Subtenant’s [***].

[***] Confidential Treatment Requested.	41	215 FREMONT STREET Fitbit, Inc.

11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Sublandlord and Subtenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any term, covenant or condition of this Lease, other than the failure of Subtenant to pay the particular Rent so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Sublandlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord’s right to recover the full amount due. No receipt of monies by Sublandlord from Subtenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Subtenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Subtenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Sublandlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13
CONDEMNATION
If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises, Building or Project, or if Sublandlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Sublandlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than [***] ([***] ) of the rentable square feet of the Premises is taken and such condemnation shall, in Subtenant’s good faith judgment, render the Premises unsuitable for restoration for continued use and occupancy of Subtenant’s business, or if access to the Premises is substantially impaired, in each case for a period in excess of [***] ([***] ) days, Subtenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Subtenant shall not because of such taking assert any claim against Sublandlord or the authority for any compensation because of such taking and

[***] Confidential Treatment Requested.	42	215 FREMONT STREET Fitbit, Inc.

Sublandlord shall be entitled to the entire award or payment in connection therewith, except that Subtenant shall have the right to file any separate claim available to Subtenant for any taking of Subtenant’s personal property and fixtures belonging to Subtenant and removable by Subtenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Sublandlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Subtenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Subtenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of [***] ([***] ) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Sublandlord shall be entitled to receive the entire award made in connection with any such temporary taking. If only a portion of the Premises is subject to a taking, and this Lease is not terminated, Sublandlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to such taking. Subtenant agrees that the provisions of this Lease shall govern any taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 14
ASSIGNMENT AND SUBLETTING

14.1    Transfers. Subject further to all of the rights of Master Landlord under the Master Lease, and the restrictions contained in the Master Lease, Subtenant shall not, without the prior written consent of Sublandlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Subtenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfer(s)” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Subtenant desires Sublandlord’s consent to any Transfer, Subtenant shall notify Sublandlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium (as defined below) in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Sublandlord which

[***] Confidential Treatment Requested.	43	215 FREMONT STREET Fitbit, Inc.

will enable Sublandlord to determine the financial responsibility, character and reputation of the proposed Transferee, and the nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Subtenant in the form attached hereto as Exhibit I. Any Transfer made without Sublandlord’s prior written consent shall, at Sublandlord’s option, be null, void and of no effect, and shall, at Sublandlord’s option, constitute an immediate Event of Default. Whether or not Sublandlord consents to any proposed Transfer, Subtenant shall pay Sublandlord’s reasonable outside counsel fees incurred in connection with the review of such Transfer documents, in each case, within [***] ([***] ) [***] after written request by Sublandlord and in an amount not to exceed [***] Dollars ($[***] ) in the aggregate.
14.2    Sublandlord’s Consent. Sublandlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Within twelve (12) days after receipt of the Transfer Notice, Sublandlord shall consent or not consent to the same by written notice to Subtenant. If Sublandlord does not consent to the Transfer, Sublandlord shall provide reasons why Sublandlord is withholding its consent. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Sublandlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1    The Transferee is of a character or reputation or engaged in a business that would not typically be included in a Comparable Building owned by an institutional owner or investor;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease or for use as (i) a restaurant, café or other business engaged in providing food services to the general public or to other tenants of the Building, (ii) a yoga studio, Pilates studio, barre studio or other health club or similar type health or wellness services center open to the public or to other tenants of the Building, or (iii) as a hair salon or barber shop;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof; or
14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested.
If Sublandlord consents to any Transfer pursuant to the terms of this Section 14.2, Subtenant may within six (6) months after Sublandlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon the same terms and conditions as are set forth in the Transfer Notice furnished by Subtenant to Sublandlord pursuant to Section 14.1 of this Lease; provided, that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Sublandlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Subtenant’s original Transfer Notice, Subtenant shall again submit the Transfer to Sublandlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Subtenant claims that Sublandlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, its sole remedy shall be a suit for declaratory judgment and an injunction for the relief sought, and Subtenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease.

[***] Confidential Treatment Requested.	44	215 FREMONT STREET Fitbit, Inc.

14.3    Transfer Premium. If Sublandlord consents to a Transfer as a condition thereto which the parties hereby agree is reasonable, Subtenant shall pay to Sublandlord [***] ([***]) of any Transfer Premium received by Subtenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Base Rent and Additional Rent payable by Subtenant under this Lease during the term of the Transfer (on a per rentable square foot basis if less than all of the Premises is transferred), after deducting the reasonable, out-of-pocket expenses incurred by Subtenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer and (iii) any brokerage commissions and legal fees incurred in connection with the Transfer (collectively, “Subtenant’s Transfer Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Subtenant in connection with such Transfer. The determination of the amount of Sublandlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Subtenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis,(i) Subtenant’s Transfer Costs shall be deemed to be expended by Subtenant in equal monthly amounts over the entire term of the Transfer.
14.4    Sublandlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Subtenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Subtenant as a subterfuge in order to avoid the terms of this Section 14.4), Subtenant shall give Sublandlord notice (the “Intention to Transfer Notice”) of such contemplated transfer (whether or not such contemplated transfer or any of the terms of such contemplated transfer have been determined). The Intention to Transfer Notice shall specify the portion of the rentable amount of square feet of the Premises which Subtenant intends to transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated transfer (the “Contemplated Effective Date”) and the contemplated length of the term of such contemplated transfer, and shall specify that such Intention to Transfer Notice is delivered to Sublandlord pursuant to this Section 14.4 in order to allow Sublandlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Sublandlord shall have the option, by giving written notice to Subtenant within ten (10) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space (i) for Sublandlord’s use or, (ii) if the specified portion of the Premises intended to be transferred is equal to or in excess of 100,000 rentable square feet , for any reason, in Sublandlord’s sole and absolute discretion. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated transfer is set forth in the Intention to Transfer Notice. In the event of a recapture by Sublandlord, this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Subtenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Sublandlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Sublandlord shall not have any right to recapture the Contemplated Transfer Space with respect to any transfer made during the Nine Month Period, provided that any such transfer is substantially on the terms set forth in the Intention to Transfer Notice and, provided further, that any such transfer shall be subject to the remaining terms of this Article 14. If such a transfer is not so consummated within the Nine Month Period (or if the transfer is so consummated, then upon the expiration of the term of any transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Subtenant shall again be required to

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submit a new Intention to Transfer Notice to Sublandlord with respect to any contemplated transfer, as provided above in this Section 14.4. If Sublandlord elects to recapture the Contemplated Transfer Space as set forth in this Section 14.4, Subtenant shall have the right to revoke the Intention to Transfer Notice within ten (10) days after receipt of notice from Sublandlord that it intends to recapture the Contemplated Transfer Space, and, upon receipt of such notice of revocation, Sublandlord and Subtenant shall proceed under the terms of this Lease, as if such Intention to Transfer Notice had never been delivered to Sublandlord.
14.5    Effect of Transfer. If Sublandlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) the Transfer shall expressly be made, as evidenced by the Transfer documentation, subject and subordinate to the provisions of this Lease and the Master lease, (iii) in no event shall the term of such Transfer extend beyond the Lease Expiration Date, (iv) such consent shall not be deemed consent to any further Transfer by either Subtenant or a Transferee, (v) Subtenant shall deliver to Sublandlord and Master Landlord, no later than ten (10) days after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Sublandlord and Master Landlord, (vi) Subtenant shall furnish upon Sublandlord’s request a complete statement setting forth in detail the computation of any Transfer Premium Subtenant has derived and shall derive from such Transfer, and (vii) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Sublandlord’s consent, shall relieve Subtenant or any guarantor of this Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.
14.6    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease and the provisions of the Master Lease, and if this Lease or the Master Lease shall be terminated during the term of any Transfer, (A) Sublandlord shall, in the case of a termination of this Lease, have the right to: (i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Sublandlord as its landlord under any such Transfer or (B) in the event of a termination of the Master Lease, Master Landlord shall have the right to treat such this Lease and such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that Subtenant and/or Transferee attorn to and recognize Master Landlord as such party’s landlord under this Lease or such Transfer, as applicable. Upon the occurrence of an Event of Default, Sublandlord is hereby irrevocably authorized, to direct any Transferee to make all payments under or in connection with the Transfer directly to Sublandlord (which Sublandlord shall apply towards Subtenant’s obligations under this Lease) until such Event of Default is cured. Such Transferee shall rely on any representation by Sublandlord that an Event of Default has occurred, without any need for confirmation thereof by Subtenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Subtenant thereafter to be performed or observed under this Lease, and acknowledge and agree that the Transfer and all terms thereof are subject and subordinate to the terms of this Lease (if this Lease has not been terminated) and the Master Lease. No collection or acceptance of rent by Sublandlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Subtenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Sublandlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Sublandlord’s right to enforce any term of this Lease against Subtenant or any other person.

[***] Confidential Treatment Requested.	46	215 FREMONT STREET Fitbit, Inc.

14.7    Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to (i) an entity which is controlled by, controls, or is under common control with, Subtenant (an “Affiliate”), (ii) any entity that results from the transfer of all or substantially all of Subtenant’s assets or stock, or (iii) an entity that results from the merger or consolidation of Subtenant with another entity, shall not be deemed a Transfer under this Article 14, provided that (a) with respect to a purchase, merger, consolidation, reorganization or acquisition, or any other transfer pursuant to this Section 14.7, which results in Subtenant ceasing to exist as a separate legal entity, the surviving entity or transferee has a net worth (as determined using generally accepted accounting principles) equal to or greater than that of Subtenant as of the Commencement Date (the “Net Worth Requirement”) and (b)Subtenant notifies Sublandlord of any such assignment or sublease within five (5) business days thereof and promptly supplies Sublandlord with any documents or information requested by Sublandlord regarding such assignment or sublease or such Affiliate, along with evidence reasonably satisfactory to Sublandlord that such transferee satisfies the Net Worth Requirement, and further provided that such assignment or sublease is not a subterfuge by Subtenant to avoid its obligations under this Lease. “Control”, as used in this Section 14.7, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise. If Subtenant is a corporation whose shares are listed on a recognized security exchange, the transfer, repurchase, issuance or redemption of any such shares shall not be deemed a Transfer. In addition, neither Sublandlord’s nor Master Landlord’s consent shall be required for subleases or sublicenses by Subtenant to entities with whom Subtenant is doing business or who are part of a joint venture with Subtenant where such subleases or licenses in the aggregate constitute less than five percent (5%) of the Premises.
14.8    Sublandlord’s Right to Sublease. Sublandlord hereby covenants and agrees not to sublease any space within the Building that is vacated and available for lease or sublease during this Lease Term (as may be extended) to any Sublease Competitor (as hereinafter defined) for so long as (i) Original Subtenant the tenant under this Lease and is occupying, at such time, the entire Premises, and (ii) there is no material change to the ownership structure of such Sublease Competitor from and after the date hereof. “Sublease Competitor” means either (a) Garmin USA, Inc. or (b) Jawbone, Inc, or any Affiliate thereof.

ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Sublandlord or any agent or employee of Sublandlord during the Lease Term shall be deemed to constitute an acceptance by Sublandlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Sublandlord. The delivery of keys to the Premises to Sublandlord or any agent or employee of Sublandlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Sublandlord, and notwithstanding such delivery Subtenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Subtenant, whether accepted by Sublandlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Sublandlord shall operate as an assignment to Sublandlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

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15.2    Removal of Subtenant Property by Subtenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease or the Master Lease (and provided Master Landlord does not elect to require Subtenant to attorn thereto), Subtenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises in as good order and condition as when Subtenant took possession and as thereafter improved by Sublandlord and/or Subtenant, reasonable wear and tear, casualty and condemnation, and repairs, which are specifically made the responsibility of Sublandlord hereunder, excepted. Upon such expiration or termination, Subtenant shall, without expense to Sublandlord or Master Landlord, remove or cause to be removed from the Premises, Building and Project all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Subtenant or Severable Additions installed or placed by Subtenant in the Premises, and such similar articles of any other persons claiming under Subtenant, as Sublandlord or Master Landlord may, in such party’s reasonable discretion, require to be removed, and Subtenant shall repair at its own expense all damage to the Premises, Building and Project resulting therefrom; provided, however, that consistent with the terms of the Master Lease, Subtenant shall not be required to remove any Alterations made to the Premises or otherwise to restore the same and all such property shall become the property of Master Landlord.

ARTICLE 16
HOLDING OVER
If Subtenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Sublandlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) for the first [***] of the holdover period, [***] percent ([***] %) of the monthly [***] in effect as of the expiration or termination of this Lease, and (ii) for the period commencing on the first day of the [***] of the holdover period and continuing until Subtenant vacates the Premises, [***] percent ([***] %) of the monthly [***] in effect as of the expiration or termination of the Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Sublandlord to any holding over by Subtenant, and Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises to Sublandlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Sublandlord provided herein or at law. If Subtenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender (provided Sublandlord has provided Subtenant with written notice that Sublandlord has entered into a lease with a tenant and provides the commencement date of such sublease), any claims made by Master Landlord as a result of Subtenant’s failure to surrender the Premises and any lost profits to Sublandlord and/or Master Landlord resulting therefrom.

[***] Confidential Treatment Requested.	48	215 FREMONT STREET Fitbit, Inc.

ARTICLE 17
ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS
17.1    Estoppel Certificates. Within ten (10) days following a request in writing by Sublandlord, Master Landlord or any mortgagee thereof, Subtenant shall execute, acknowledge and deliver to thereto an estoppel certificate, which shall be substantially in the form of Exhibit I, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or Sublandlord’s interest in the Master Lease, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Sublandlord or Master Landlord or any mortgagee or prospective mortgagee thereof. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project or Sublandlord’s interest in the Master Lease. Subtenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Subtenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Subtenant that statements included in the estoppel certificate are true and correct, without exception. Sublandlord hereby agrees to provide to Subtenant an estoppel certificate signed by Sublandlord, containing the same type of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Sublandlord to Subtenant, rather than by Subtenant to Sublandlord or a lender.
17.2    Financial Statements. At any time during the Lease Term, if Subtenant is no longer a public company with public reporting obligations, Sublandlord may require Subtenant to provide Sublandlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Subtenant, shall be audited by an independent certified public accountant.

ARTICLE 18
SUBORDINATION
This Lease shall be subject and subordinate to all terms and provisions of the Master Lease and all other present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building, the Project , the Master Lease or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Subtenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Subtenant’s occupancy, so long as no Event of Default occurs. Sublandlord’s interest

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herein may be assigned as security at any time to any lienholder. Subtenant shall, within fifteen (15) days of request by Sublandlord, execute such further instruments or assurances as Sublandlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Subtenant waives the provisions of any current or future statute, rule or law which may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Subtenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding anything in this Lease to the contrary, Sublandlord shall deliver to Subtenant, no later than thirty (30) days after the Lease Commencement Date, from Master Landlord, for the benefit of Subtenant, a non-disturbance and attornment agreement substantially in the form attached as Exhibit 16 to the Master Lease, as modified to incorporate the provisions benefiting Master Landlord that are included in Master Landlord’s (or its affiliates’) standard sublease forms; however, such form shall be in recordable form (the “Landlord NDA”) and the Landlord NDA shall be recorded, at Subtenant’s sole cost expense, after the execution thereof.

ARTICLE 19
DEFAULTS; REMEDIES
19.1    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder (the occurrence of any of the following prior to any applicable notice or cure period shall be referred to herein simply as a “default”):
19.1.1    Any failure by Subtenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within [***] ([***] ) days after notice; or
19.1.2    Except where a specific time period is otherwise set forth for Subtenant’s performance in this Lease, in which event the failure to perform by Subtenant within such time period shall be an Event of Default by Subtenant under this Section 19.1.2, any failure by Subtenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Subtenant where such failure continues for thirty (30) days after written notice thereof from Sublandlord to Subtenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, an Event of Default shall not be deemed to have occurred if Subtenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
19.1.3    Abandonment or vacation of all or a substantial portion of the Premises by Subtenant when Subtenant is otherwise in default (beyond applicable notice and cure periods) under this Lease; or
19.1.4    The failure by Subtenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) days after notice from Sublandlord, provided however, such notice shall be in addition to, and not in lieu of, the periods, if any, for performance set forth in such Articles of this Lease; or
19.1.5    [Intentionally Omitted]; or
19.1.6    Any other act or omission explicitly deemed to be an Event of Default pursuant to any other provision hereof or pursuant to the terms of the Master Lease.

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The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
19.2    Remedies Upon Default. Upon the occurrence of any Event of Default, Sublandlord shall have, in addition to any other remedies available to Sublandlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, along with any other remedy provided to Master Landlord under the Master Lease, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:
19.2.1    Terminate this Lease, in which event Subtenant shall immediately surrender the Premises to Sublandlord, and if Subtenant fails to do so, Sublandlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Subtenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Sublandlord may recover from Subtenant the following:
(a)    The worth at the time of award of the amount of any unpaid rent which has been earned at the time of such termination; plus
(b)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus
(c)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus
(d)    Any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and any special concessions made to obtain a new tenant; and
(e)    At Sublandlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Subtenant pursuant to the terms of this Lease, whether to Sublandlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 24 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).

[***] Confidential Treatment Requested.	51	215 FREMONT STREET Fitbit, Inc.

Accordingly, if Sublandlord does not elect to terminate this Lease on account of any Event of Default by Subtenant, Sublandlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Sublandlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
19.3    Subleases of Subtenant. Whether or not Sublandlord elects to terminate this Lease on account of any Event of Default by Subtenant, as set forth in this Article 19, Sublandlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Subtenant and affecting the Premises or may, in Sublandlord’s sole discretion, succeed to Subtenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Sublandlord’s election to succeed to Subtenant’s interest in any such subleases, licenses, concessions or arrangements, Subtenant shall, as of the date of notice by Sublandlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Sublandlord’s interests hereunder, or any other action or omission by Sublandlord shall be construed as an election by Sublandlord to terminate this Lease or Subtenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Subtenant in whole or in part from any of Subtenant’s obligations hereunder, unless express written notice of such intention is sent by Sublandlord to Subtenant. Subtenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.5    Sublandlord Default.
19.5.1    General. Notwithstanding anything to the contrary set forth in this Lease, Sublandlord shall not be in default in the performance of any obligation required to be performed by Sublandlord pursuant to this Lease unless (i) in the event such default is with respect to the payment of money, Sublandlord fails to pay such unpaid amounts within five (5) business days of written notice from Subtenant that the same was not paid when due, or (ii) in the event such default is other than the obligation to pay money, Sublandlord fails to perform such obligation within thirty (30) days after the receipt of notice from Subtenant specifying in detail Sublandlord’s failure to perform; provided, however, if the nature of Sublandlord’s obligation is such that more than thirty (30) days are required for its performance, then Sublandlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. In no event shall Subtenant have the right to terminate or rescind this Lease as a result of Sublandlord’s default (after passage of applicable notice, grace or cure periods) as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere.  Subtenant hereby waives such remedies of termination and rescission and hereby agrees that Subtenant’s remedies for Sublandlord’s default hereunder and for breach of any promise or inducement shall include and be limited to, breach of contract, direct damages, a suit for specific performance, declaratory judgment, and/or injunctive relief.  Nothing in this Section 19.5.1, however, shall limit Subtenant’s other rights and remedies expressly set out under this Lease, including, without limitation, those rights and remedies described in Sections 4.4.1, 4.6, and 6.3.

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If Sublandlord is in default under the Lease as hereinabove described beyond the applicable notice and cure period, Subtenant shall deliver a second (2nd) default notice to Sublandlord (in addition to the notice required by Section 19.5.1 above) in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (i.e. in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating “SECOND AND FINAL NOTICE: THIS IS A DEFAULT NOTICE UNDER THE OFFICE SUBLEASE BETWEEN CHARLES SCHWAB & CO, INC. AND FITBIT, INC. FOR THE BUILDING LOCATED AT 215 FREMONT STREET, SAN FRANCISCO, CALIFORNIA. IF YOU FAIL TO CURE THE DEFAULT IDENTIFIED HEREIN WITHIN FIVE (5) BUSINESS DAYS, AFTER THE RECEIPT OF THIS NOTICE, THEN WE MAY BEGIN EXERCISING OUR SELF-HELP RIGHTS, PURSUANT TO THE TERMS OF THE OFFICE SUBLEASE”, and specifying, in the body of such notice the specific default that Sublandlord has committed (the “Second Notice”). [***]

ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Sublandlord covenants that Subtenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Subtenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, and subject to the provisions of the Master Lease, without interference by any persons lawfully claiming by or through Sublandlord.

ARTICLE 21

[INTENTIONALLY OMITTED]

ARTICLE 22

SIGNS
22.1    Subtenant’s Signage Rights Within the Building. For that portion of the eighth (8th) Floor of the Premises, Sublandlord shall provide, at Sublandlord’s sole cost and expense, and install an identification sign on the entrance door to the eighth (8th) Floor portion of the Premises, the design and exact placement of which shall be subject to Sublandlord’s reasonable consent.
22.2    Subtenant’s Right to Exterior Building Signs. At such time, and for so long as, Subtenant occupies (without any sublease or assignment) (i) at least two (2) full floors of the Building during the Lease Term, Subtenant shall have the exclusive right to display its name (“Fitbit”), including its logo, (collectively, “Subtenant’s Name”) on one (1) sign affixed to the top of the exterior of the Building at the location depicted on Exhibit J-1 attached hereto and made a part hereof (“Subtenant’s

[***] Confidential Treatment Requested.	53	215 FREMONT STREET Fitbit, Inc.

First Top Sign”) and on one (1) placard located at the entrance to the Building, which placard shall be located directly beneath the “Charles Schwab” signage located at the entrance to the Building (the “Charles Schwab Entrance Sign”), which location is depicted on Exhibit J-4, attached hereto and made a part hereof (“Subtenant’s Entrance Placard”), the design of which shall be in the same general form as the Charles Schwab Entrance Sign and subject to Sublandlord’s reasonable consent, (ii) at least four (4) full floors of the Building during the Lease Term, Subtenant shall have the exclusive right to display Subtenant’s Name on two (2) signs affixed to the top of the exterior of the Building at the locations depicted on Exhibits J-1 and J-2 attached hereto and made a part hereof (the top sign reflected on Exhibit J-2, “Subtenant’s Second Top Sign”) and on Subtenant’s Entrance Placard, and (iii) at least six (6) full floors of the Building during the Lease Term, Subtenant shall have the exclusive right to display Subtenant’s Name one three (3) signs affixed to the top of the exterior of the Building at the locations depicted on Exhibits J-1, J-2 and J-3 (the top sign reflected on Exhibit J-3, “Subtenant’s Third Top Sign” and, together with Subtenant’s First Top Sign, Subtenant’s Entry Placard and Subtenant’s Second Top Sign, collectively, “Subtenant’s Signs”) and on Subtenant’s Entrance Placard; provided each of Subtenant’s Signs is allowed by the City of San Francisco and reasonably approved by Sublandlord and Master Landlord. Each of Subtenant’s Signs must:
22.2.1    Comply with all applicable governmental laws, statutes, regulations, rules, codes and ordinances;
22.2.2    Comply with the provisions of this Lease;
22.2.3    Have been approved in advance by all appropriate governmental agencies;
22.2.4    Have been approved in advance by Sublandlord (which approval shall not be unreasonably withheld, conditioned or delayed).
22.2.5    Comply with all instruments recorded or unrecorded against the Project.
22.2.6    Subtenant shall not have any right to maintain an eyebrow sign on any other part of the Building other than as reflected on Exhibit J-2.
22.3    Subtenant’s Installation of Signs. Installation of Subtenant’s Signs shall be in accordance with the procedures and requirements of Article 8 above, except to the extent in conflict with Article 23. Subtenant shall, at its sole cost and expense, install Subtenant’s Signs. Such costs and expenses include, but are not limited, to the follows:
22.3.1    Costs of Subtenant’s Signs;
22.3.2    Costs of obtaining permits and approvals;
22.3.3    Costs of installing, maintaining, repairing and replacing Subtenant’s Signs;
22.3.4    The cost of any electrical consumption illuminating Subtenant’s Signs which is in excess of Subtenant’s standard usage allotment; and
22.3.5    Costs associated with the removal of Subtenant’s Signs, repair of any damage caused by such removal, and restoration of the sites of Subtenant’s Signs on the Building to the condition in which those portions of the Building existed before the installation of Subtenant’s Signs excluding ordinary wear and tear and damage due to casualty.

[***] Confidential Treatment Requested.	54	215 FREMONT STREET Fitbit, Inc.

22.4    Removal, Repair and Restoration. On termination or expiration of the Lease Term, on termination of Subtenant’s Sign rights under this Article 22, including, but not limited to, if Subtenant at any time during the Lease Term fails to meet one or more of the floor thresholds required for maintenance of one or more of Subtenant’s Signs, pursuant to Section 22.2 above, or at any earlier time at Subtenant’s election, Subtenant shall remove, at its sole cost and expense, Subtenant’s Signs, repair any damage caused by such removal and restore those parts of the Building on which Subtenant’s Signs were located to the condition that existed before the installation of Subtenant’s Signs, ordinary wear and tear and damage due to casualty excepted. Such removal, repair and restoration shall be in accordance with the procedures and requirements of Article 8 above, except to the extent in conflict with this Article 22. The provisions of this Section 22.4 shall survive the expiration or earlier termination of this Lease.
22.5    Maintenance of Subtenant’s Signs. Subtenant, at its sole cost and expense, shall at all time during the Lease Term maintain Subtenant’s Signs in working order and first class condition.
22.6    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed or placed by Subtenant outside of the Premises that have not been separately approved by Sublandlord may be removed with ten (10) days prior written notice by Sublandlord at the sole expense of Subtenant. Except as otherwise set forth herein, Subtenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Sublandlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Sublandlord, in its reasonable discretion.
22.7    Rights Personal to Original Subtenant. The rights contained in this Article 22 are personal to Fitbit, Inc. as the “Original Subtenant” under this Lease, or any Affiliate or successor assignee or subtenant of Subtenant in connection with a transfer pursuant to Section 14.7 above, and such rights may only be exercised by the Original Subtenant or any Affiliate or successor assignee or subtenant of Subtenant in connection with a transfer pursuant to Section 14.7 above (and not any other assignee, sublessee or transferee of the Original Subtenant’s interest in this Lease). Notwithstanding the foregoing, any change to the physical signage, including, but not limited, the name depicted thereon, the style and coloring thereof, and size and shape thereof, at any time during the term of this Lease, including, but not limited to, resulting from a transfer pursuant to Section 14.7, shall be subject to Sublandlord’s consent, which Sublandlord shall not unreasonably withhold, condition or delay.
22.8    Building Directory. A digital building directly shall be maintained by Sublandlord in the lobby of the Building. Subtenant shall have the right to have its name included in such digital directory. Sublandlord shall be permitted to include in Operating Expenses any costs incurred in maintaining such directory, to the extent consistent with Section 4.2.7 above.
22.9    Compliance with Applicable Laws. Notwithstanding anything to the contrary contained in this Article 22, at all times all of Subtenant’s Signs shall comply with all Applicable Laws, in accordance with Article 23 below.

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ARTICLE 23
COMPLIANCE WITH LAW

23.1    Applicable Laws. Subtenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Applicable Laws”). At its sole cost and expense, Subtenant shall promptly comply with all such Applicable Laws which are triggered by (i) Subtenant’s use of the Premises (including, but not limited to, Subtenant’s Signs), (ii) the Alterations or Subtenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Subtenant’s Alterations, the Subtenant Improvements, or Subtenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Sublandlord or Subtenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Subtenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Provided, Sublandlord has delivered the Premises (or applicable portion thereof) to Subtenant in the Delivery Condition, including in compliance with all Applicable Laws in accordance with, and to the extent required under, Section 2.2 above, Subtenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 23. The judgment of any court of competent jurisdiction or the admission of Subtenant in any judicial action, regardless of whether Sublandlord is a party thereto, that Subtenant has violated any Applicable Laws, shall be conclusive of that fact as between Sublandlord and Subtenant. Notwithstanding the foregoing, prior to each respective Delivery Date, Sublandlord shall be responsible for correcting any violations of Title III of the ADA with respect to the Premises and the Common Areas, to which the Premises and/or the Common Areas, as applicable, must adhere as of such date, at Sublandlord’s sole cost and expense (not to be passed through as an Operating Expense).
23.2    Hazardous Materials. Subtenant shall not cause or permit any Hazardous Material to be generated, brought into, used, stored, or disposed of in or about the Premises, Building or Project by Subtenant or its agents, employees, contractors, subtenants, or invitees, except for such substances that are required in the ordinary course of Subtenant’s business conducted on the Premises or are otherwise approved by Sublandlord and Master Landlord. Subtenant shall:
23.2.1    Use, store, and dispose of all such Hazardous Material in strict compliance with all (“Environmental Laws”), as such term is defined in Paragraph 7 of the Master Lease; and
23.2.2    Comply at all times during the Lease Term with all Environmental Laws.
Subtenant shall have no liability or responsibility for any remediation costs and/or fees arising from the use, storage, generation or disposal of Hazardous Material in, on or about the Premises, the Building or the Project caused by persons other than Subtenant or the Subtenant Parties. Sublandlord and Subtenant hereby acknowledge and agree that Sublandlord provided Subtenant with a copy of the Phase I Report (as hereafter defined) for the Project, and Sublandlord represents and warrants that to Sublandlord's actual knowledge (1) there are no environmental conditions at the Premises or the Building in violation of Environmental Laws, except as may be reflected in the Phase 1 and (2) Sublandlord has received no written notice of any uncured violation of Environmental Laws with respect to the Premises or the

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Building. As used herein, the term “Phase I Report” means that certain Phase I Envrionmenal Site Assessment for 215 Fremont Street, San Francisco, California 94105, identified as KTR Project No. 04-1-1-050A, prepared by KTR Newmark Consultants LLC for Charles Schwab & Co., Inc., dated April 13, 2004.

23.3    Notice of Release and Investigation. If, during the Lease Term (including any extensions), Subtenant becomes aware of (i) any actual or threatened release of any Hazardous Material on, under, or about the Premises, Building or Project, or (ii) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises, Building or Project, or if Subtenant shall give Sublandlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Sublandlord copies of any claims, notices of violation, reports, or other writings received by Subtenant providing notice that concern the release or investigation.
23.4    Indemnification. Subtenant shall, at Subtenant’s sole expense and with counsel reasonably acceptable to Sublandlord, indemnify, defend, and hold harmless Sublandlord and all other Landlord Parties with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises, Building or Project, or the violation of any Environmental Law, by Subtenant or any other Subtenant Party. This indemnification includes all losses, liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. Sublandlord shall, at Sublandlord’s sole expense and with counsel reasonably acceptable to Subtenant, indemnify, defend, and hold harmless Subtenant and all other Subtenant Parties with respect to all losses arising out of or resulting from the violation of any Environmental Law caused by Sublandlord either before or during the Lease Term. This indemnification includes all losses, liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages, and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. The foregoing indemnifications shall survive the expiration or earlier termination of this Lease and the Master Lease.
23.5    Remediation Obligations; Subtenant’s Rights on Cleanup by Sublandlord. If the presence of any Hazardous Material brought onto the Premises, Building or Project by either Sublandlord or Subtenant or by any other Landlord Party or Subtenant Party results in contamination of the Premises, Building or Project, that party shall promptly take all necessary actions, at the party’s sole expense, to return the Premises, Building or Project to the condition that existed before the introduction of such Hazardous Material. Subtenant shall first obtain Sublandlord’s and, if required under the Master Lease, Master Landlord’s, approval of the proposed remedial action, which shall not be unreasonably withheld or delayed. This provision does not limit the indemnification obligations set forth in Section 23.4 above.
If Sublandlord undertakes any cleanup, detoxification, or similar action, whether or not required by any government or quasi-government agency, as a result of the presence, release, or disposal in or about the Building or Project of any Hazardous Material, and that action requires that Subtenant be denied access to the Premises or Subtenant is otherwise unable to conduct its business on the Premises for a period of greater than forty eight (48) hours, Base Rent shall be abated for the period that Subtenant is unable to conduct its business at the Premises. Subject to Section 23.4, the costs of any Hazardous Material testing, cleanup or remediation undertaken by Sublandlord during the Lease Term shall be borne by Sublandlord, shall not be included in Operating Expenses and shall not be the obligation of Subtenant.

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23.6    Definition of “Hazardous Material”. As used herein, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building or Project. Hazardous Material includes:
23.6.1    Any “hazardous substance,” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675);
23.6.2    “Hazardous waste,” as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k);
23.6.3    Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);
23.6.4    Petroleum products;
23.6.5    Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297g-4;
23.6.6    Asbestos in any form or condition; and
23.6.7    Polychlorinated biphenyls (PCBS) and substances or compounds containing PCBS.

ARTICLE 24

LATE CHARGES
If any installment of Rent or any other sum due from Subtenant shall not be received by Sublandlord or Sublandlord’s designee within five (5) days after Subtenant’s receipt of written notice from Sublandlord that said amount is past due, then Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Sublandlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Sublandlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to three percent (3%) plus the “prime rate” as reported by the Wall Street Journal; provided, that such rate shall not exceed the maximum rate permitted by Applicable Law. If the Wall Street Journal is no longer published or the Wall Street Journal discontinues the publication of the “prime rate”, then Sublandlord shall substitute a comparable prime rate.

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ARTICLE 25
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
25.1    Sublandlord’s Cure. All covenants and agreements to be kept or performed by Subtenant under this Lease shall be performed by Subtenant at Subtenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Subtenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Sublandlord may, but shall not be obligated to, make any such payment or perform any such act on Subtenant’s part without waiving its rights based upon any Event of Default of Subtenant and without releasing Subtenant from any obligations hereunder.
25.2    Subtenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Subtenant shall pay to Sublandlord, upon delivery by Sublandlord to Subtenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Sublandlord in connection with the remedying by Sublandlord of any Event of Default pursuant to the provisions of Section 25.1 and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease. Subtenant’s obligations under this Section 25.2 shall survive the expiration or earlier termination of this Lease.

ARTICLE 26
ENTRY BY LANDLORD
Sublandlord reserves the right at all reasonable times and upon reasonable notice to Subtenant (except in the case of an emergency) and subject to Subtenant’s reasonable security requirements and procedures, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or prospective tenants (but only during the last fifteen (15) months of the Lease Term); (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 26, Sublandlord may enter the Premises at any time to (A) perform services required of Sublandlord, including janitorial service; (B) take possession due to any Event of Default under this Lease in the manner provided herein; and (C) perform any covenants of Subtenant which Subtenant fails to perform. Sublandlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Subtenant hereby waives any claims for damages (other than personal injury and property damage to the extent caused by Sublandlord’s negligence or willful misconduct in connection with an entry by Sublandlord into the Premises) or for any injuries or inconvenience to or interference with Subtenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Sublandlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Subtenant’s vaults, safes and special security areas designated in advance by Subtenant. In an emergency, Sublandlord shall have the right to use any means that Sublandlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Sublandlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Subtenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Sublandlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be

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performed by Sublandlord herein. Subtenant shall have the right to have a representative present during any entry onto the Premises, except in the case of an emergency or during the continuance of an Event of Default; provided, however that, (i) if, after Sublandlord has (in the case of a non-emergency and when no Event of Default is occurring) delivered notice and provided Subtenant with a reasonable opportunity to be present during any such entry, Subtenant (or a representative thereof) is not present during such entry or is not available during such entry, then Sublandlord shall be permitted to enter the Premises in accordance with the terms hereof; and (ii) notwithstanding the existence of an emergency, Sublandlord shall make good faith efforts to notify Subtenant in advance of such entry.

ARTICLE 27
PROVISIONS REGARDING THE MASTER LEASE
27.1    Lease Subordinate to Master Lease. This Lease and all rights of the parties hereunder are subject and subordinate to the Master Lease. The parties hereby acknowledge, each to the other, that it is not practical in this Lease to enumerate all of the rights and obligations of the various parties under the Master Lease and to specifically allocate those rights and obligations in this Lease. Accordingly, in order to afford to Subtenant the benefits of this Lease and of those provisions of the Master Lease, which, by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a default by Subtenant, which might cause a default by Sublandlord under the Master Lease, Sublandlord and Subtenant covenant and agree as set forth in this Article 27. As between the parties to this Lease only, in the event of conflict between the terms of the Master Lease and the terms of this Lease, the terms of this Lease shall control.
27.2    Incorporated Provisions. Except as expressly modified herein or otherwise excluded herein, and for purposes of incorporation thereof into this Lease, the following provisions of the Master Lease are hereby expressly incorporated into this Lease with the term “Sublandlord” substituted for Landlord, the term “Subtenant” substituted for Subtenant, and the term Premises, as used in the Master Lease, shall be deemed to refer to the Premises, as defined herein: 10(d) (re Master Landlord’s right of entry), 12 (“Insurance”, except Section 12(a)(i), (v) and (vi)), 17 (“Financial Statements”), 20 (“Additional Rights of Landlord”), 23 (“Mortgaging by Landlord”), 27 (“Public Announcements”), 29 (Savings Clause). Notwithstanding anything to the contrary contained herein, Subtenant acknowledges and agrees that it shall not have any expansion or similar rights under the Master Lease, or any rights to cancel, terminate, extend or renew the term of the Master Lease.
27.3    Excluded Provisions. The following provisions of the Master Lease are hereby expressly excluded from this Lease and not incorporated herein, except as expressly set forth or referenced elsewhere in this Lease, and then only to the extent to set forth or referenced: Section 2 (Title and Condition); Section 4 (Term); Section 5 (Rent); Section 6 (Net Lease; Non-terminability); Section 7; Section 8 (Indemnification); Section 9 (Liens); Section 10 (Maintenance and Repair; Easements); Section 11 (Alterations); Section 12(a)(i), (v) and (vi), 12(c), 12(d); Section 13 (Casualty); Section 14 (Condemnation); Section 15 (Termination of Lease Following Major Casualty, Major Condemnation or Material Temporary Taking); Section 19 (Default); Section 21 (Notices); Section 24 (Estoppel Certificates); Section 36 (Tenant’s Representations and Warranties); and any redacted provisions of the copy of the Master Lease provided to Subtenant by Sublandlord.

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27.4    Performance. Sublandlord shall have the right to enter the Premises to cure any default by Subtenant under this Lease, which is also, or would be, with the passage of time or the giving of notice, an Event of Default under the Master Lease. Any sums paid and all reasonable costs and expenses of performing any such cure shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the rate of [***] ([***]) per annum, from the date of expenditure until paid.
27.5    Termination of Master Lease. It is expressly agreed that (a) if the Master Lease should terminate prior to the Lease Expiration Date, Sublandlord shall have no liability to Subtenant, except to the extent such termination arises from a default by Sublandlord, as tenant under the Master Lease and not by an underlying default of Subtenant under this Lease, and (b) to the extent the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease due to casualty or condemnation, Sublandlord shall be entitled to exercise or not exercise such right in its reasonable discretion and without liability to Subtenant. Notwithstanding the foregoing, Sublandlord shall not (i) amend or otherwise enter into any agreement modifying, or otherwise affecting the Master Lease, if any such modification would result in a change to the term of the Master Lease or would otherwise materially increase Subtenant’s obligations hereunder or materially interfere with Subtenant’s rights hereunder, or (ii) rescind or terminate the Master Lease, without, in each case, the prior consent of Subtenant. Sublandlord shall perform and observe all of the terms, covenants, conditions and obligations of the Master Lease so as not to be in default thereunder, and otherwise preserve the sublease estate of Subtenant under this Lease; provided, however, that such obligation is contingent upon Subtenant not being in default of this Lease, beyond applicable notice and cure periods. In the event of termination of the Master Lease, or in the event of any reentry or repossession of the Premises by Master Landlord, or an involuntary surrender of the Master Lease by operation of law prior to the expiration date thereof, Master Landlord may, at its option, either (i) terminate this Lease or (ii) take over all of the right, title and interests of Sublandlord under this Lease, in which case Subtenant agrees to attorn to Master Landlord, but Master Landlord will not (x) be liable for any pervious act or omission of Sublandlord under this Lease or (y) be bound by any previous modification of this Lease made without Master Landlord’s consent or by any previous prepayment by Subtenant of more than one (1) month’s rent. Any such attornment shall, upon Master Landlord’s written request, be evidenced by an agreement in form and substance reasonably satisfactory to Master Landlord. Subtenant waives the provisions of any law now or hereafter existing, which may give Subtenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by Master Landlord under the Master Lease to terminate the Master Lease.
27.6    Effect of Right of First Offer. Subtenant acknowledges that Sublandlord has a right of first offer and other options to purchase the Project under the Master Lease. Should Sublandlord exercise any such rights, which results in Sublandlord becoming the fee owner of the Project, which then results in the termination of the Master Lease, this Lease shall become a direct lease (rather than a sublease) between Sublandlord, as the fee owner of the Project, Subtenant, as the tenant of the Premises, and the parties hereto shall execute an amendment to this Lease, reflecting the termination of the Master Lease and reaffirming Subtenant’s obligations hereunder.
27.7    Release. To the extent such provisions are not expressly excluded from this Lease, as set forth in Section 27.3 above, any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to apply under this Lease and inure to the benefit of both Sublandlord and Master Landlord.

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27.8    Sublandlord’s Rights of Consent. If Subtenant desires to take any action, which requires the consent of Master Landlord under the terms of the Master Lease, then, notwithstanding anything to the contrary herein (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Master Landlord and Sublandlord, and (c) Subtenant shall require that Sublandlord obtain Master Landlord’s consent on Subtenant’s behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent. Subtenant shall pay all costs reasonably incurred by Sublandlord in seeking or procuring Master Landlord’s consent; provided, reasonably satisfactory evidence of such costs is delivered to Subtenant. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of Master Landlord, and Master Landlord fails to give Master Landlord’s approval or consent. Notwithstanding the foregoing, Sublandlord shall be responsible for all costs payable to Master Landlord and/or any lender of the Project in connection with this Lease, which costs shall not be passed through to Subtenant as an Operating Expense, except to the extent such costs arise in connection with Subtenant’s default under this Lease.
27.9    No Privity. Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Lease and Master Landlord’s consent hereto shall not (a) create privity of contract between Master Landlord and Subtenant, (b) as between Master Landlord and Sublandlord, be deemed to have amended the Master Lease in any regard, or (c) be construed as a waiver of Master Landlord’s right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Premises, or as a waiver of Master Landlord’s right (to the extent the Master Lease provides such rights to Master Landlord) to consent to any assignment by Subtenant of this Lease or any subletting of the Premises or any part thereof.
27.10    Conflict. As between Sublandlord and Subtenant, in the event of a conflict between the provisions of the Master Lease and the provisions of this Lease, the provisions of this Lease shall control.
27.11    Sublandlord’s Representations and Warranties. Sublandlord represents and warrants to Subtenant that, (a) the Master Lease is in full force and effect, (b) all obligations of Sublandlord and, to Sublandlord’s actual knowledge, all obligations of Master Landlord under the Master Lease, have been satisfied, (c) Sublandlord has neither given nor received a notice of default pursuant to the Master Lease, and (d) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof.

ARTICLE 28
TENANT PARKING
28.1    Parking In General. Currently there is no parking available to lease to any occupant of the Building, including, but not limited to Subtenant, due to a parking agreement with a building located adjacent to the Building, pursuant to which such adjacent building has the right to use all of the parking spaces located in the Basement Parking Area. Notwithstanding the foregoing, Sublandlord hereby agrees to cooperate with Subtenant in an attempt to obtain one (1) to two (2) month-to-month parking spaces in the Basement Parking Area should one (1) or more parking spaces become available for rent therein. Should Sublandlord procure any parking spaces in the Basement Parking Area for Subtenant, pursuant to the terms hereof, Subtenant shall be required to pay the prevailing monthly rate established by

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Sublandlord, in its sole discretion, for any such parking spaces, and Sublandlord and Subtenant shall promptly enter into an amendment to this Lease confirming the number of parking spaces being offered to Subtenant for rent and the terms (including, but not limited to, the current market rate) therefor.

ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1    Terms; Captions. The words “Sublandlord” and “Subtenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Sublandlord and of Subtenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Subtenant contrary to the provisions of Article 14 of this Lease.
29.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Sublandlord or any other person, are granted to Subtenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Sublandlord and without any reduction or diminution of Subtenant’s obligations under this Lease.
29.4    [Intentionally Omitted].
29.5    Transfer of Sublandlord’s Interest. Subtenant acknowledges that Sublandlord has the right to transfer all or any portion of its interest in the Master Lease and in this Lease, and Subtenant agrees that in the event of any such transfer, Sublandlord shall automatically be released from all liability under this Lease and Subtenant agrees to look solely to such transferee for the performance of Sublandlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Sublandlord, including the return of any Security Deposit, and Subtenant shall attorn to such transferee. In the event of any transfer by Sublandlord, Sublandlord shall provide Subtenant with written notice of the same and a copy of the assignment and assumption of lease agreement.
29.6    Memorandum of Sublease. At Subtenant’s request, Sublandlord shall execute a memorandum with respect to this Lease, reasonably acceptable to Sublandlord, evidencing this Lease, and the same shall be recorded by Subtenant in the County Recorder’s Office of San Francisco County (the “Memorandum of Sublease”), and shall use commercially reasonable efforts to obtain Master Landlord’s consent and acknowledgement to such Memorandum of Sublease; provided, however, in no event shall Sublandlord’s failure to obtain Master Landlord’s consent and acknowledgement thereto be deemed to be a default under the terms of this Lease.

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29.7    Sublandlord’s Title. Sublandlord’s title is and always shall be paramount to the title of Subtenant. Nothing herein contained shall empower Subtenant to do any act which can, shall or may encumber the title of Sublandlord or of Master Landlord in the Building or the Project.
29.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Sublandlord and Subtenant.
29.9    Application of Payments. Sublandlord shall have the right to apply payments received from Subtenant pursuant to this Lease, regardless of Subtenant’s designation of such payments, to satisfy any obligations of Subtenant hereunder, in such order and amounts as Sublandlord, in its sole discretion, may elect.
29.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12    No Warranty. In executing and delivering this Lease, Subtenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Sublandlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Sublandlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13    Sublandlord Exculpation. The liability of Sublandlord or the Sublandlord Parties to Subtenant for any default by Sublandlord under this Lease or arising in connection herewith or with Sublandlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Sublandlord in the Project (including rents and insurance proceeds). Neither Sublandlord nor any of the Landlord Parties shall have any personal liability therefor, and Subtenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Subtenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Sublandlord’s and the other Sublandlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Sublandlord (if Sublandlord is a partnership) or trustee or beneficiary (if Sublandlord or any partner of Sublandlord is a trust) have any liability for the performance of Sublandlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Sublandlord nor any of the other Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Subtenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, and in no event shall Sublandlord or any of the other Landlord Parties be responsible for consequential, special or punitive damages in connection with this Lease.

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29.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15    Right to Lease. Subject to the terms of Section 14.8, Sublandlord reserves the absolute right to effect such other tenancies in the Project as Sublandlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Subtenant does not rely on the fact, nor does Sublandlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16    Force Majeure. An actual delay or stoppage resulting from fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, riots, industry-wide labor strikes or lock-outs (which objectively preclude Sublandlord or Subtenant from obtaining from any reasonable source, labor or substitute materials at a reasonable cost necessary for performing its respective obligations hereunder), or governmental acts, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Subtenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
29.17    Waiver of Redemption by Subtenant. Subtenant hereby waives, for Subtenant and for all those claiming under Subtenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Subtenant’s right of occupancy of the Premises after any termination of this Lease. Subtenant also expressly waives any and all rights of redemption granted by or under California Code of Civil Procedure Sections 1174(c) and 1179.
29.18    Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by facsimile, if such facsimile is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier with verification of delivery requested, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Subtenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Subtenant may from time to time designate in a Notice to Sublandlord, or to Sublandlord at the addresses set forth below, or to such other places as Sublandlord may from time to time designate in a Notice to Subtenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the facsimile is transmitted if transmitted before 5:00 p.m. Pacific Time on a business day, otherwise on the next business day, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made (if made on a business day,

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otherwise on the next business day). As of the date of this Lease, any Notices to Sublandlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
Charles Schwab & Co., Inc.
Attn: Senior Vice President
Corporate Real Estate
211 Main Street
San Francisco, CA 91405
With a copy to
Charles Schwab & Co., Inc.
P.O. Box 881566
San Francisco, CA 9488-1566
Attn: Corporate Real Estate Lease Administration
29.19    Joint and Several. If there is more than one Subtenant, the obligations imposed upon Subtenant under this Lease shall be joint and several. Sublandlord acknowledges that Subtenant is a corporation (“Corporation”) and agrees that Sublandlord shall look exclusively to the assets of such Corporation and the Security Deposit for performance of Subtenant’s obligations under this Lease, including, without limitation, the payment of all monthly Base Rent, Additional Rent or any other sums due Sublandlord by Subtenant hereunder, or on account of the breach of this Lease by Subtenant, and hereby releases each individual shareholder of Subtenant from any personal liability to Sublandlord for any such obligations of Subtenant. Sublandlord and Subtenant intend and agree that Sublandlord’s recourse for the enforcement of this Lease shall be limited exclusively to the assets of Subtenant and the Security Deposit and shall not extend to the separate assets of the individual shareholders of Subtenant, either directly or indirectly by calls for capital contribution or otherwise.
29.20    Authority. If Subtenant is a corporation, trust, limited liability company or partnership, each individual executing this Lease on behalf of Subtenant hereby represents and warrants that (a) Subtenant is a duly formed and existing entity qualified to do business in California, (b) Subtenant has full right and authority to execute and deliver this Lease and (c) each person signing on behalf of Subtenant is authorized to do so. Subtenant represents and warrants to Sublandlord that (i) this Lease, once executed, will constitute the valid and binding obligation of Subtenant, enforceable against Subtenant in accordance with its terms, subject to creditors’ rights laws, and (ii) there are no proceedings pending or, to the knowledge of Subtenant, threatened against, or affecting, Subtenant in any court or before any governmental authority or arbitration board or tribunal, which, if adversely determined, could reasonably be expected to materially and adversely affect the ability of Subtenant to perform its obligations under this Lease. Subtenant shall protect, defend, indemnify and hold Sublandlord harmless against any third party claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Subtenant’s breach of this representation and warranty.
29.21    Attorneys’ Fees. In the event that either Sublandlord or Subtenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the

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commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22    GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREUNDER, SUBLANDLORD AND SUBTENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT SUBLANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, SUBTENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23    Submission of Lease. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Sublandlord and Subtenant.
29.24    Brokers. Sublandlord has entered into an agreement with the real estate broker specified as Sublandlord’s broker in the Summary (“Sublandlord’s Broker”) pursuant to which Sublandlord has granted to Sublandlord’s Broker the exclusive right to sublease the Premises. Sublandlord shall pay any commissions or fees that are payable to Sublandlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Sublandlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Subtenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Sublandlord’s Broker and Subtenant’s broker, if any, specified in the Summary (“Subtenant’s Broker”). Any commissions or fees payable to Subtenant’s Broker with respect to this Lease shall be paid exclusively by Sublandlord’s Broker and/or Sublandlord in accordance with the provisions of a separate commission contract. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against any and all damages, liabilities, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.
29.25    Independent Covenants. This Lease shall be construed as though the covenants herein between Sublandlord and Subtenant are independent and not dependent and Subtenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Sublandlord fails to perform its obligations set forth herein, except as otherwise expressly stated in this Lease, Subtenant shall not be entitled to make any repairs or perform any acts hereunder at Sublandlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Sublandlord.

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29.26    Project or Building Name and Signage. Sublandlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Sublandlord may, in Sublandlord’s sole discretion, desire. Subtenant shall not use the words “Charles Schwab” or any variation of Sublandlord’s name, the name of the Project or Building the or use pictures or illustrations of Sublandlord, the Project or the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Subtenant in the Premises, without the prior written consent of Sublandlord.
29.27    Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
29.28    Confidentiality. Subtenant acknowledges that the terms of this Lease and any related documents are confidential and constitute proprietary information of Sublandlord. Disclosure of the terms could adversely affect the ability of Sublandlord to negotiate other leases and impair Sublandlord’s relationship with other tenants. Subtenant shall keep such confidential information strictly confidential and shall not disclose such confidential information, either directly or indirectly, to any person or entity other than Subtenant’s financial, legal, and space planning consultants or as required by Applicable Laws.
29.29    Building Renovations. It is specifically understood and agreed that except as otherwise expressly set forth in this Lease, Sublandlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Sublandlord to Subtenant except as specifically set forth herein or in the Initial Premises Work Letter. However, Subtenant hereby acknowledges that Sublandlord or Master Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises, except such Renovations shall not materially and adversely affect Subtenant’s tenancy hereunder or Subtenant’s access to the Premises. Except for (i) emergencies, or (ii) repairs, alterations, improvements or additions required by governmental or quasi governmental authorities or court order or decree, such Renovations shall be performed in a manner so as not to materially interfere with Subtenant’s access to the Premises. Subject to the forgoing, Subtenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Subtenant nor entitle Subtenant to any abatement of Rent. Neither Sublandlord nor Master Landlord shall have any responsibility and neither shall be liable to Subtenant for any injury to or interference with Subtenant’s business arising from the Renovations, nor shall Subtenant be entitled to any compensation or damages from Sublandlord or Master Landlord for loss of the use of the whole or any part of the Premises or of Subtenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.
29.30    No Discrimination. Each of Subtenant and Sublandlord covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, age, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Subtenant nor Sublandlord or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenant’s lessees, sublessees, subtenants or vendees in the Premises.

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29.31    OFAC Compliance. Subtenant and Sublandlord represent and warrant to one another that (a) Subtenant and Sublandlord are (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.
Subtenant and Sublandlord covenant and agree (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, and (b) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Section 29.32 are no longer true or have been breached or if Subtenant or Sublandlord has a reasonable basis to believe that they may no longer be true or have been breached.
29.32    Definition of Sublandlord. The term “Sublandlord,” as used in this Lease, so far as covenants or obligations on the part of Sublandlord are concerned, shall be limited to mean and include only the owner or owners, at the time such covenant or obligation is to be performed, of the “Tenant” interest in the Master Lease.
29.33    Accessibility Disclosure. Pursuant to Section 1938 of the California Civil Code, Sublandlord hereby advises Subtenant that the Premises have not undergone inspection by a Certified Access Specialist (as defined in Section 55.52 of the California Civil Code).
29.34    [Intentionally Omitted]
29.35     Business Days. As used in this Lease, “business day” means any day excluding (a) Saturday, (b) Sunday, (c) any day which is a legal holiday under the laws of the State of California, and (d) any day on which banking institutions located in such state are generally not open for the conduct of regular business. As used in this Lease, “day” means any calendar day, including any day set forth in clauses (a) through (d) of this Section 29.35.
29.36    Accessibility; Americans With Disabilities Act. Compliance with the Americans with Disabilities Act (“ADA”) is dependent upon Subtenant’s specific use of the Premises; therefore, except as otherwise expressly set forth in this Lease, Sublandlord makes no warranty or representation as to whether or not the Premises complies with the ADA or any similar legislation. Provided that Sublandlord delivers the Premises (or portion thereof at issue) on each applicable Delivery Date in the Delivery Condition and in compliance with all Applicable Laws, as, and to the extent required, under Section 2.2 above, and in accordance with Section 23.1, then in the event that Subtenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Subtenant agrees to make any such necessary modifications and/or additions at Subtenant’s sole cost and expense.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Lease to be executed the day and date first above written.
“Sublandlord”:

CHARLES SCHWAB & CO., INC.,
a California corporation

By:        /s/ Glenn Cooper
    Name: Glenn Cooper
    Title:    SVP Corp Real Estate

[Signatures Continue on Next Page]

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“Subtenant”:

FITBIT, INC.,
a Delaware corporation

By:        /s/ James Park
Name:     James Park
Title:     CEO, President

By:        /s/ WR Zerella
Name:     WR Zerella
Title:     CFO

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EXHIBIT A-1
215 FREMONT STREET
OUTLINE OF PREMISES
ATTACHED

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EXHIBIT A-2
215 FREMONT STREET
MASTER LEASE
Sublandlord represents that it has separately delivered to Subtenant a true and correct partially redacted copy of the Master Lease.

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EXHIBIT B
215 FREMONT STREET
SUBTENANT WORK LETTER (INITIAL PREMISES)
(Subtenant Build)
This Subtenant Work Letter (Initial Premises) shall set forth the terms and conditions relating to the construction of the tenant improvements in the Initial Premises. This Subtenant Work Letter (Initial Premises) is essentially organized chronologically and addresses the issues of the construction of the Initial Premises, in sequence, as such issues will arise during the actual construction of the Initial Premises. All references in this Subtenant Work Letter (Initial Premises) to Articles or Sections of “the Lease” or “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Sublease to which this Subtenant Work Letter (Initial Premises) is attached as Exhibit B and of which this Subtenant Work Letter (Initial Premises) forms a part, and all references in this Subtenant Work Letter to Sections of “this Subtenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Subtenant Work Letter. All references in this Subtenant Work Letter (Initial Premises) to (i) the “Initial Premises” shall be deemed to refer to the Initial Premises, as such term is defined in the Lease and (ii) the “Premises” shall be deemed to refer to the Premises, as such term is defined in the Lease.
SECTION 1

DELIVERY OF THE PREMISES
Subtenant acknowledges that Subtenant has thoroughly examined the Initial Premises. Except as otherwise set forth in this Subtenant Work Letter (Initial Premises) or the Lease, Subtenant shall accept the Initial Premises from Sublandlord in its presently existing, “as-is” condition as of the date of this Lease. The Base Building (as defined in this Lease) shall as of the date of delivery, be in good condition and working order, and, to the extent necessary to allow Subtenant to legally occupy the Premises for the Permitted Uses, shall comply with applicable building codes and other governmental laws, ordinances and regulations which were enacted prior to the date of delivery of the Initial Premises to Subtenant.

SECTION 2

TENANT IMPROVEMENTS

2.1    Subtenant Initial Premises Improvement Allowance. Subtenant shall be entitled to a one-time subtenant improvement allowance (the “Subtenant Initial Premises Improvement Allowance”) in the amount of [***] Dollars ($[***] ) (which is [***] Dollars ($[***] ) multiplied by 93,298 which amount equals the rentable square feet of the Initial Premises) for the costs relating to the initial design and construction of Subtenant’s improvements (the “Initial Premises Subtenant Improvements”). In no event shall Sublandlord be obligated to make disbursements (or incur costs to complete the Initial Premises Subtenant Improvements) pursuant to this Subtenant Work Letter (Initial Premises) in a total amount which exceeds the Subtenant Initial Premises Improvement Allowance.
2.2    Disbursement of the Subtenant Initial Premises Improvement Allowance.
2.2.1    Subtenant Initial Premises Improvement Allowance Items. Except as otherwise set forth in this Subtenant Work Letter (Initial Premises), the Subtenant Initial Premises Improvement Allowance shall be (i) disbursed by Sublandlord (each of which disbursements shall be made pursuant to Sublandlord’s disbursement process set forth in Section 2.2.2 below) only for the following items and costs (collectively, the “Subtenant Improvement Allowance Items”), and no

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portion of the Subtenant Initial Premises Improvement Allowance, if any, remaining after the completion of the Initial Premises Subtenant Improvements shall be available for use by Subtenant:
(i)    Payment of plan check, permit and license fees related to construction of the Initial Premises Subtenant Improvements;
(ii)    payment of the fees of the Architect/Space Planner and the Engineers (as defined below) which payment shall not exceed an aggregate amount equal to [***] Dollars ($[***] ) per rentable square foot of the Initial Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Sublandlord and Sublandlord’s consultants in connection with the preparation and review of the Construction Documents (as defined below);
(iii)    the cost of any changes in the Base Building when such changes are required by the Construction Documents;
(iv)    the cost of any changes to the Construction Documents or the Initial Premises Subtenant Improvements required by Code;
(v)    the cost of construction of the Initial Premises Subtenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, after-hours utilities usage, cabling and contractors’ fees and general conditions; and
(vi)    an amount equal to one and [***] ([***] ) of the total Initial Premises Subtenant Improvements cost to be paid to Sublandlord in consideration of its supervision of the construction of the Initial Premises Subtenant Improvements.
Notwithstanding anything to the contrary contained herein, any portion of the Subtenant Initial Premises Improvement Allowance remaining after [***] shall be forfeited by Subtenant and, consistent therewith, shall not be available for use by Subtenant for any purpose.
2.2.2    Disbursement of Subtenant Initial Premises Improvement Allowance. During the construction of the Initial Premises Subtenant Improvements, Sublandlord shall make monthly disbursements of the Subtenant Initial Premises Improvement Allowance for Subtenant Initial Premises Improvement Allowance Items for the benefit of Subtenant and shall authorize the release of monies for the benefit of Subtenant as follows.
2.2.2.1    Monthly Disbursements. On or before the occurrence of a uniform date designated by Sublandlord (the “Submittal Date”) for each calendar month during the construction of the Initial Premises Subtenant Improvements (or such other date as Sublandlord may designate), Subtenant shall deliver to Sublandlord:
(i)    a request for payment of the Contractor (as defined below) approved by Subtenant, in a form to be provided by Sublandlord, showing the schedule, by trade, of percentage of completion of the Initial Premises Subtenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the Final Costs (as defined below);
(ii)    invoices from all of Subtenant’s Agents (as defined below) for labor rendered and materials delivered to the Initial Premises;
(iii)    executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Sublandlord, from all of Subtenant’s Agents which shall

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comply with the appropriate provisions, as reasonably determined by Sublandlord, of California Civil Code Section 3262(d); and
(iv)    all other information reasonably requested by Sublandlord. Subtenant’s request for payment shall be deemed Subtenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Subtenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Sublandlord receives all of the information described in items (i) through (iv), above, Sublandlord shall deliver a check to Subtenant made jointly payable to Contractor and Subtenant in payment of the lesser of: (A) the amounts so requested by Subtenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Subtenant Initial Premises Improvement Allowance (not including the Final Retention), provided that Sublandlord does not dispute any request for payment based on non-compliance of any work with the Approved Construction Documents (as defined below) or due to any substandard work, or for any other reason. Sublandlord’s payment of such amounts shall not be deemed Sublandlord’s approval or acceptance of the work furnished or materials supplied as set forth in Subtenant’s payment request.
2.2.2.2    Final Retention. Subject to the provisions of this Subtenant Work Letter (Initial Premises), a check for the Final Retention payable jointly to Subtenant and Contractor shall be delivered by Sublandlord to Subtenant following the completion of construction of the Initial Premises, provided that (i) Subtenant delivers to Sublandlord (a) properly executed mechanics lien releases from all of Subtenant’s Agents in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Sublandlord, (b) an application and certificate for payment (AIA form G702-1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form G703-1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (f) original stamped building permit inspection card with all final sign-offs, (g) a reproducible copy (in a form as approved by Sublandlord) of the “as built” drawings of the Initial Premises Subtenant Improvements, (h) intentionally deleted, (i) intentionally deleted, (j) one year warranty letters from Subtenant’s Agents, (h) manufacturer’s warranties and operating instructions, (l) final punch list completed and signed off by Subtenant and the Architect/Space Planner, and (m) an acceptance of the Initial Premises signed by Subtenant (collectively, the “Final Closing Package”), and (ii) Sublandlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.
2.2.2.3    Other Terms. Sublandlord shall only be obligated to make disbursements from the Subtenant Initial Premises Improvement Allowance to the extent costs are incurred by Subtenant for Subtenant Improvement Allowance Items. All Subtenant Improvement Allowance Items for which the Subtenant Initial Premises Improvement Allowance has been made available shall be deemed Sublandlord’s property under the terms of Section 8.5 of this Lease.
2.2.2.4    Building Standards. Sublandlord and Master Landlord have established specifications for the Building standard components to be used in the construction of the Initial Premises Subtenant Improvements in the Initial Premises (the “Building Standards”). The quality of Initial Premises Subtenant Improvements shall be equal to or of greater quality than the quality of the Building Standards; provided, that Sublandlord may, at Sublandlord’s option, require the Initial Premises Subtenant Improvements to comply with certain Building Standards. Sublandlord and/or Master Landlord may make changes to the Building Standards from time to time.

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SECTION 3

CONSTRUCTION DOCUMENTS
3.1    Selection of Architect/Space Planner/Construction Documents. Subtenant shall retain an architect reasonably approved in advance by Sublandlord (the “Architect/Space Planner”) to prepare the Construction Documents. Sublandlord hereby approves the Architect/Space Planners listed on the list of preferred vendors submitted to Sublandlord, which is attached hereto as Schedule 3 (the “Approved Vendors List”). Subtenant shall retain the engineering consultants selected from Sublandlord’s approved list of such consultants (the “Engineers”) to prepare all engineering working drawings and specifications relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Initial Premises Subtenant Improvements. The working drawings, specification and contract documents to be prepared by the Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with the drawing format and specifications as determined by Sublandlord, and shall be subject to Sublandlord’s and, if required by the terms of the Master Lease, Master Landlord’s approval. Subtenant and the Architect/Space Planner shall be solely responsible to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Subtenant and Architect/Space Planner shall be solely responsible for same, and neither Sublandlord nor Master Landlord shall have any responsibility in connection therewith. Sublandlord’s and Master Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for such party’s sole purpose and shall not imply Sublandlord’s or Master Landlord’s review of the same, or obligate Sublandlord or Master Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Sublandlord or Master Landlord or Sublandlord’s space planner, Architect/Space Planner, Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Subtenant by Sublandlord, Master Landlord or Sublandlord’s space planner, Architect/Space Planner, Engineers, and consultants, Sublandlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Subtenant’s waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Documents. Prior to the preparation of the Final Space Plan (as defined below), Subtenant and the Architect/Space Planner shall meet with Sublandlord and Master Landlord, if required under the terms of the Master Lease, to discuss Sublandlord’s design parameters and code compliance.
3.2    Final Space Plan. Subtenant and the Architect/Space Planner shall prepare the final space plan for the Initial Premises Subtenant Improvements in the Initial Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Sublandlord, and, if required under the terms of the Master Lease, Master Landlord for Sublandlord’s and, if required, Master Landlord’s approval. Sublandlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Sublandlord shall advise Subtenant within three (3) business days after Sublandlord’s receipt of the Final Space Plan for the Initial Premises if the same is unsatisfactory or incomplete in any respect. If Subtenant is so advised, Subtenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Sublandlord may reasonably require.
3.3    Final Construction Documents. The Architect/Space Planner and the Engineers shall complete the architectural and engineering drawings and specifications for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Sublandlord and, if required under the terms of the Master Lease, Master Landlord for Sublandlord’s and, if required, Master Landlord’s approval. Subtenant shall supply Sublandlord with four (4) copies signed by Subtenant of such Final Construction Documents. Sublandlord shall advise

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Subtenant within ten (10) days after Sublandlord’s receipt of the Final Construction Documents for the Initial Premises if the same is unsatisfactory or incomplete in any respect. If Subtenant is so advised, Subtenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Sublandlord in connection therewith.
3.4    Permits. Subtenant shall immediately (i) deliver the Final Construction Documents to Sublandlord and (ii) submit the Final Construction Documents to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor (as defined below) to commence and fully complete the construction of the Initial Premises Subtenant Improvements (the “Permits”). Subtenant hereby agrees that neither Sublandlord nor Sublandlord’s consultants shall be responsible for obtaining any certificate of occupancy for the Initial Premises and that the obtaining of the same shall be Subtenant’s responsibility. No changes, modifications or alterations in the Final Construction Documents may be made without the prior written consent of Sublandlord, and, if required by the terms of the Master Lease, Master Landlord. Notwithstanding the foregoing, Subtenant may make de minimis changes to the Final Construction Documents without obtaining Sublandlord's or Master Landlord’s consent (but upon notice to Sublandlord); provided, such de minimis changes (a) are cosmetic in nature, such that they do not affect the structure of the Building or any Base Building Systems, and (b) cost less than [***] Dollars ($[***] ).
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Subtenant’s Selection of the Contractor.
4.1.1    Contractor. Subtenant shall retain a contractor from the Approved Vendor’s List.
4.1.2    Subtenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Subtenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Subtenant’s Agents”) must be selected by Subtenant from a list of approved Subtenant’s Agents supplied by Sublandlord, provided that Subtenant must use the life safety, mechanical and electrical contractors designated by Sublandlord. Subtenant’s Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the San Francisco Bay Area Chapter of the Associated General Contractors of America.
4.2    Construction of Initial Premises Subtenant Improvements by Subtenant’s Agents
4.2.1    Construction Contract; Cost Budget. Promptly after Subtenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Subtenant shall provide a copy of the Contract to Sublandlord. Prior to the commencement of the construction of the Initial Premises Subtenant Improvements, and after Subtenant has accepted all bids for the Initial Premises Subtenant Improvements, Subtenant shall provide Sublandlord with a detailed breakdown, by trade, of the final costs to be incurred in connection with the design and construction of the Initial Premises Subtenant Improvements (the “Final Costs”) and within five (5) business days of receipt, Sublandlord shall either approve the Final Costs or make reasonable modifications to the calculation of such Final Costs. Prior to the commencement of construction of the Initial Premises Subtenant Improvements, Subtenant shall deliver to Sublandlord cash in an amount (the “Over-Allowance Amount”) equal to the amount of the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Subtenant Initial Premises Improvement Allowance. The Over-Allowance Amount and Subtenant Initial Premises Improvement Allowance shall be disbursed by Sublandlord in amounts equal to the percentage that each represents in relation to the Final Costs. By way of example and not exclusion, if the Over Allowance Amount represents twenty-five percent (25%) of the Final Costs and the Initial Premises Improvement Allowance represents seventy five percent (75%) of the Final Costs,

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then each disbursement shall consistent of twenty five percent (25%) of Over-Allowance Amount funds and seventy five percent (75%) of Initial Premises Improvement Allowance funds. Any overpayment of the Over-Allowance Amount by Subtenant shall be returned to Subtenant within thirty (30) days after substantial completion of the Initial Premises Subtenant Improvements by Subtenant. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Documents or the Initial Premises Subtenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Subtenant to Sublandlord immediately upon Sublandlord’s request, as an addition to the Over-Allowance Amount.
4.2.2    Subtenant’s Agents.
4.2.2.1    Sublandlord’s General Conditions for Subtenant’s Agents and Initial Premises Subtenant Improvement Work. Subtenant’s and Subtenant’s Agents construction of the Initial Premises Subtenant Improvements shall comply with the following: (i) the Initial Premises Subtenant Improvements shall be constructed in strict accordance with the Final Construction Documents; and (ii) Subtenant shall abide by all rules made by Sublandlord’s Building contractor or Sublandlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Subtenant Work Letter (Initial Premises), including, without limitation, the construction of the Initial Premises Subtenant Improvements [and Subtenant shall promptly execute all documents including, but not limited to, Sublandlord’s standard contractor’s rules and regulations, as Sublandlord may deem reasonably necessary to evidence or confirm Subtenant’s agreement to so abide.
4.2.2.2    Indemnity. Subtenant’s indemnity of Sublandlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Subtenant or Subtenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Subtenant’s non-payment of any amount arising out of the Initial Premises Subtenant Improvements and/or Subtenant’s disapproval of all or any portion of any request for payment.
4.2.2.3    Requirements of Subtenant’s Agents. Each of Subtenant’s Agents shall guarantee to Subtenant and for the benefit of Sublandlord that the portion of the Initial Premises Subtenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Subtenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Initial Premises Rent Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Initial Premises Subtenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Initial Premises Subtenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Sublandlord and Subtenant, as their respective interests may appear, and can be directly enforced by either. Subtenant covenants to give to Sublandlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.3    Insurance Requirements.
4.2.3.1    General Coverages. All of Subtenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be

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carried by Subtenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Sublandlord and Subtenant, as their interests may appear, as well as the Contractor and subcontractors.
4.2.3.2    Special Coverages. Subtenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Sublandlord covering the construction of the Initial Premises Subtenant Improvements, and such other insurance as Sublandlord may require, it being understood and agreed that the Initial Premises Subtenant Improvements shall be insured by Subtenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Sublandlord.
4.2.3.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Sublandlord before the commencement of construction of the Initial Premises Subtenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Sublandlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Initial Premises Subtenant Improvements are damaged by any cause during the course of the construction thereof, Subtenant shall immediately repair the same at Subtenant’s sole cost and expense. Subtenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Initial Premises Subtenant Improvements are fully completed and accepted by Sublandlord, except for any Products and Completed Operation Coverage insurance required by Sublandlord (which may be carried by Contractor), which is to be maintained for ten (10) years following completion of the work and acceptance by Sublandlord and Subtenant. All insurance, except Workers’ Compensation, maintained by Subtenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Sublandlord by Subtenant under Section 4.2.2.2 of this Subtenant Work Letter (Initial Premises).
4.2.4    Governmental Compliance. The Initial Premises Subtenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.5    Inspection by Sublandlord. Sublandlord shall have the right to inspect the Initial Premises Subtenant Improvements at all times, provided however, that Sublandlord’s failure to inspect the Initial Premises Subtenant Improvements shall in no event constitute a waiver of any of Sublandlord’s rights hereunder nor shall Sublandlord’s inspection of the Initial Premises Subtenant Improvements constitute Sublandlord’s approval of the same. Should Sublandlord disapprove of any Initial Premises Subtenant Improvements due to any defects in workmanship or deviations from the Final Construction Documents, Sublandlord shall notify Subtenant in writing of such disapproval and shall specify the items disapproved and the reason(s) for such disapproval. Any defects or deviations in the Initial Premises Subtenant Improvements shall be rectified by Subtenant at no expense to Sublandlord, provided however, that in the event Sublandlord determines that a defect or deviation exists, Sublandlord may take such action as Sublandlord deems necessary, at Subtenant’s expense and without incurring any liability on Sublandlord’s part, to correct any such defect or deviation including, without limitation, causing the cessation of performance of the construction of the Initial Premises Subtenant Improvements until such time as the defect or deviation is corrected to Sublandlord’s satisfaction.

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4.2.6    Meetings. Commencing upon the execution of this Lease, Subtenant shall hold regular meetings at a reasonable time, with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Initial Premises Subtenant Improvements, which meetings shall be held at the office of the Project, and Sublandlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Sublandlord’s request, certain of Subtenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Sublandlord.
4.3    Notice of Completion; Copy of Updated Approved Construction Documents. Within five (5) days after completion of construction of the Initial Premises Subtenant Improvements, Subtenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Sublandlord upon such recordation. If Subtenant fails to do so, Sublandlord may execute and file the same on behalf of Subtenant as Subtenant’s agent for such purpose, at Subtenant’s sole cost and expense.

SECTION 5
DELAY OF INITIAL PREMISES RENT COMMENCEMENT DATE
5.1    Initial Premises Rent Commencement Date Delays. The Initial Premises Rent Commencement Date shall occur as provided in Article 2 of this Lease, provided that the Initial Premises Rent Commencement Date shall be delayed by the number of days of delay of the substantial completion of the Initial Premises Subtenant Improvements (as defined below) in the Initial Premises which is caused solely by an Initial Premises Rent Commencement Date Delay. As used herein, the term “Initial Premises Rent Commencement Date Delay” shall mean only a Force Majeure Delay or a Sublandlord Caused Delay. As used herein, (i) the term “Force Majeure Delay” shall mean only an actual delay resulting from fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, riots, industry-wide labor strikes or lockouts (which objectively preclude Subtenant from obtaining from any reasonable source of union labor or substitute materials at a reasonable cost necessary for completing the Initial Premises Subtenant Improvements), or governmental acts (which do not specifically relate to the construction of the Initial Premises Subtenant Improvements and which objectively preclude construction of tenant improvements in the Building by any person). For the purposes hereof, the term “Sublandlord Caused Delay” shall mean only an actual delay resulting from (a) the failure of Sublandlord to timely approve or disapprove the Final Space Plans, the Final Construction Documents or the Final Costs within the applicable time period required under this Subtenant Work Letter (Initial Premises); or (b) Sublandlord’s failure to disburse the Initial Premises Improvement Allowance in accordance with Section 2.2 above.
5.2    Determination of Initial Premises Rent Commencement Date Delay. If Subtenant contends that an Initial Premises Rent Commencement Date Delay has occurred, Subtenant shall notify Sublandlord in writing within two (2) business days of each of (i) the date upon which such Initial Premises Rent Commencement Date Delay becomes known to Subtenant, Architect, or Contractor and (ii) the date upon which such Initial Premises Rent Commencement Date Delay ends (the “Termination Date”). Subtenant’s failure to deliver either or both of such notices to Sublandlord within the required time period shall be deemed to be a waiver by Subtenant of the contended Initial Premises Rent Commencement Date Delay to which such notices would have related. If such actions, inaction or circumstances described in the notice set forth in clause (i), above (the “Delay Notice”) are not cured by Sublandlord within two (2) business day of receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualify as an Initial Premises Rent Commencement Date Delay, then an Initial Premises Rent Commencement Date Delay shall be deemed to have occurred commencing as of the date of Sublandlord’s receipt of the Delay Notice and ending as of the Termination Date.

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5.3    Definition of Substantial Completion of the Initial Premises Subtenant Improvements. For purposes of this Section 5, “substantial completion of the Initial Premises Subtenant Improvements”, “Substantial Completion” or the Initial Premises being “Substantially Complete” shall mean completion of construction of the Initial Premises Subtenant Improvements in the Initial Premises pursuant to the Final Construction Documents and issuance of a certificate of occupancy or equivalent thereof, with the exception of any punch list items, any furniture, fixtures, work-stations, built-in furniture or equipment, and any tenant improvement finish items and materials which are selected by Subtenant but which are not available within a reasonable time (given the date of the Initial Premises Rent Commencement Date).

SECTION 6

MISCELLANEOUS
6.1    [Intentionally Omitted].
6.2    Subtenant’s Representative. Subtenant has designated Ada Wong as its sole representative with respect to the matters set forth in this Subtenant Work Letter (Initial Premises), who, until further notice to Sublandlord, shall have full authority and responsibility to act on behalf of the Subtenant as required in this Subtenant Work Letter (Initial Premises).
6.3    Sublandlord’s Representative. Sublandlord has designated Joshua Roddy as its sole representative with respect to the matters set forth in this Subtenant Work Letter (Initial Premises), who, until further notice to Subtenant, shall have full authority and responsibility to act on behalf of the Sublandlord as required in this Subtenant Work Letter (Initial Premises).
6.4    Subtenant’s Agents. All subcontractors, laborers, materialmen, and suppliers for Initial Premises Subtenant Improvements consisting of electrical, mechanical (HVAC) and/or carpentry (including acoustical ceilings, drywall, millwork and doors) shall all be union labor in compliance with the master labor agreements existing between trade unions and the San Francisco Bay Area Chapter of the Associated General Contractors of America.
6.5    Time of the Essence in This Subtenant Work Letter (Initial Premises). Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Subtenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Sublandlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Subtenant and the next succeeding time period shall commence.
6.6    Subtenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section 19.1 of this Lease, or a default by Subtenant under this Subtenant Work Letter (Initial Premises), has occurred at any time on or before the Substantial Completion of the Initial Premises, then (i) in addition to all other rights and remedies granted to Sublandlord pursuant to the Lease, Sublandlord shall have the right to withhold payment of all or any portion of the Subtenant Initial Premises Improvement Allowance and/or Sublandlord may cause Contractor to cease the construction of the Initial Premises (in which case, Subtenant shall be responsible for any delay in the Substantial Completion of the Initial Premises caused by such work stoppage as set forth in Section 5 of this Subtenant Work Letter (Initial Premises), and (ii) all other obligations of Sublandlord under the terms of this Subtenant Work Letter (Initial Premises) shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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SCHEDULE 3 TO EXHIBIT B

APPROVED VENDORS LIST

[See Attached]

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EXHIBIT C
215 FREMONT STREET
PROJECT LEGAL DESCRIPTION
Common Address:
215 Fremont Street
San Francisco, CA 94105

Legal Description:

The real property located in the City of San Francisco, California and more particularly described as follows:

PARCEL 1:

LOT 12, AS SHOWN AND DELINEATED ON THAT CERTAIN PARCEL MAP BEING A RESUBDIVISION OF ASSESSOR'S LOTS I, 2 AND 9, BLOCK 3738, ALSO BEING A PORTION OF 100 VARA BLOCK NO. 336, RECORDED DECEMBER4, 1981, SERIES NO. D-155242, IN BOOK 22 OF PARCEL MAPS, AT PAGE 44, IN THE OFFICE OF THE RECORDER OF SAID COUNTY.

RESERVING FROM SAID PARCEL I, EASEMENTS FOR OPEN SPACE PURPOSES OVER THOSE PORTIONS OF ABOVE MENTIONED LOT 12 DESCRIBED AS PARCELS "H" AND "I" IN OPEN SPACE EASEMENT AGREEMENT DATED 6-3-85 AND RECORDED 8-6-85, REEL D893, IMAGE 1318, AS AN APPURTENANCE TO LOT 12 SHOWN ON THE ABOVE REFERENCED PARCEL MAP.

PARCEL2:

TOGETHER WITH A RIGHT OF WAY FOR PASSAGE OF PERSONS AND VEHICLES TO AND FROM THE PROPERTY HEREINBEFORE DESCRIBED, AND FOR NO OTHER PURPOSES, OVER, UPON AND ACROSS THAT CERTAIN REAL PROPERTY IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF BEALE STREET, DISTANT THEREON 308.375 FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF FOLSOM STREET; THENCE FROM SAID POINT OF BEGINNING RUNNING NORTHWESTERLY ALONG THE SOUTHWESTERLY LINE OF BEALE STREET 12.70 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 9.37 FEET TO THE NORTHEASTERLY CORNER OF SAID PARCEL OF REAL PROPERTY HEREINABOVE FIRST DESCRIBED; THENCE AT A RIGHT ANGLE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID PARCEL, 12.70 FEET TO THE SOUTHEASTERLY CORNER OF SAID PARCEL;
THENCE AT A RIGHT ANGLE NORTHEASTERLY 9.37 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 336.

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AS CREATED AND GRANTED IN THE DEED FROM THE STATE OF CALIFORNIA TO
THOMAS A. SHORT AND GERALDINE S. SHORT, HIS WIFE, DATED MARCH 27, 1945, AND RECORDED APRIL 4, 1945, IN BOOK 4225, PAGE 63, OFFICIAL RECORDS IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.

PARCEL3:

EASEMENTS DESIGNATED AS PARCELS "A", "B", "C", "D", "E" AND "G" AND AS CREATED BY DECLARATION OF EASEMENTS BY PALADIN N.Y., A NETHERLANDS ANTILLES CORPORATION, DATED JUNE 29, 1984, IN BOOK D-700, PAGE 336, SERIES NO. D-517864, OFFICIAL RECORDS, AND AS RESERVED IN DEED DATED SEPTEMBER
12, 1984, IN BOOK D-726, PAGE 1207, SERIES NO. D-546552, OFFICIAL RECORDS, AND IN DEED DATED JUNE 3, 1985, RECORDED NOVEMBER 26, 1985, IN BOOK D-970, PAGE
581, SERIES NO. D-721928, OFFICIAL RECORDS. LOT 012, BLOCK 3738

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EXHIBIT D
215 FREMONT
DEPICTION OF THE BASEMENT PARKING AREA

[***] Confidential Treatment Requested.	EXHIBIT D - Page 1	215 FREMONT STREET Fitbit, Inc.

EXHIBIT E
215 FREMONT STREET
RULES AND REGULATIONS
The following Rules and Regulations are those in effect as of the date of this Lease to which this Exhibit E is attached and are subject to change pursuant to Article 5 of this Lease.
1.    Subtenant shall faithfully observe and comply with the following Rules and Regulations. Sublandlord shall not be responsible to Subtenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
2.    Subtenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Sublandlord’s prior written consent. Subtenant shall bear the cost of any lock changes or repairs required by Subtenant. A reasonable number of keys will be furnished by Sublandlord for the Premises, and any additional keys required by Subtenant must be obtained from Sublandlord at a reasonable cost to be established by Sublandlord. Upon the termination of this Lease, Subtenant shall restore to Sublandlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Subtenant and in the event of the loss of keys so furnished, Subtenant shall pay to Sublandlord the cost of replacing same or of changing the lock or locks opened by such lost key if Sublandlord shall deem it necessary to make such changes.
3.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
4.    Sublandlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area. Subtenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Sublandlord will furnish passes to persons for whom Subtenant requests same in writing. Subtenant shall be responsible for all persons for whom Subtenant requests passes and shall be liable to Sublandlord for all acts of such persons. Sublandlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Sublandlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
5.    No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Sublandlord. All moving activity into or out of the Building shall be scheduled with Sublandlord and done only at such time and in such manner as Sublandlord designates. Sublandlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Sublandlord, stand on supports of such thickness

EXHIBIT E - Page 1	215 FREMONT STREET Fitbit, Inc.

as is necessary to properly distribute the weight. Sublandlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Subtenant.
6.    No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Sublandlord.
7.    The requirements of Subtenant will be attended to only upon application at the management office for the Project or at such office location designated by Sublandlord. Employees of Sublandlord shall not perform any work or do anything outside their regular duties unless under special instructions from Sublandlord.
8.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Subtenant on any part of the Premises or the Building without the prior written consent of the Sublandlord. Subtenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Sublandlord and its agents of Sublandlord to prevent same.
9.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
10.    Subtenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Sublandlord’s prior written consent; provided, however, Sublandlord’s prior consent shall not be required with respect to Subtenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises.
11.    Except for vending machines intended for the sole use of Subtenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Sublandlord.
12.    Except as permitted pursuant to the Lease, Subtenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.
13.    Subtenant shall not without the prior written consent of Sublandlord use any method of heating or air conditioning other than that supplied by Sublandlord.
14.    Subtenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Sublandlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Subtenant shall not throw anything out of doors, windows or skylights or down passageways.

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15.    Subtenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Sublandlord.
16.    The Premises shall not be used for lodging or for any improper, objectionable or immoral purpose. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
17.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Subtenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Sublandlord. Subtenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
18.    Sublandlord reserves the right to exclude or expel from the Project any person who, in the judgment of Sublandlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
19.    Subtenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
20.    Subtenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Sublandlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.
21.    Subtenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Irvine, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Sublandlord shall designate.
22.    Subtenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Sublandlord or any governmental agency.
23.    Any persons employed by Subtenant to do janitorial work shall be subject to the prior written approval of Sublandlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Sublandlord), and Subtenant shall be responsible for all acts of such persons.
24.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Sublandlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Sublandlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the

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perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Sublandlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Sublandlord. Subtenant shall abide by Sublandlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Area.
25.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Subtenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
26.    Subtenant must comply with requests by the Sublandlord concerning the informing of their employees of items of importance to the Sublandlord.
27.    Subtenant must comply with the State of California “No Smoking” law set forth in California Labor Code Section 6404.5, and any local “No Smoking” or “No Vaping” ordinance which may be in effect from time to time and which is not superseded by such State law(s).
28.    Subtenant hereby acknowledges that Sublandlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Subtenant hereby assumes all responsibility for the protection of Subtenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Sublandlord, at its option, elects to provide security protection for the Project or any portion thereof. Subtenant further assumes the risk that any safety and security devices, services and programs which Sublandlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Subtenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Subtenant desires protection against losses related to such occurrences. Subtenant shall cooperate in any reasonable safety or security program developed by Sublandlord or required by law.
29.    All office equipment of any electrical or mechanical nature shall be placed by Subtenant in the Premises in settings approved by Sublandlord, to absorb or prevent any vibration, noise and annoyance.
30.    Subtenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
31.    No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Sublandlord.
32.    No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
Sublandlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Sublandlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Area and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Sublandlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by

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Sublandlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Sublandlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Subtenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT F
215 FREMONT STREET
DEPICTION OF BREAK ROOMS AND PRIVATE MEETING SPACES
ATTACHED

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EXHIBIT G
215 FREMONT STREET
PREMISES DELIVERY CONFIRMATION FORM

To:
Charles Schwab & Co., Inc.
Attn: Senior Vice President
Corporate Real Estate
211 Main Street
San Francisco, CA 91405

Charles Schwab & Co., Inc.
P.O. Box 881566
San Francisco, CA 9488-1566
Attn: Corporate Real Estate Lease Administration

Re:
Office Sublease dated ____________, _____ between Charles Schwab & Co., Inc., a California corporation(“Sublandlord”), and Fitbit Inc., a Delaware corporation (“Tenant”), concerning Floors 3, 4, 5, 6, 7, 7A and a portion of Floor 8 of the office building located at 215 Fremont Street, San Francisco, California.

Gentlemen:
In accordance with the Office Sublease (the “Lease”), we wish to confirm as follows:

1.	The Delivery Date for Floor _______ was _________ __, 20__ (the “____ Floor Delivery Date”).

2.
As a result of the _______ Floor Delivery Date, the estimated Rent Commencement Date for Floor _________ is _______ __, 20__, and the initial Base Rent for such floor shall be $______________ per month, until __________ __, 20__, at which time the Base Rent for such Floor will increase to $____________.

3.	The Subtenant Improvement Allowance for Floor ________ shall be $______________.

4.	The Rent Commencement Date for each previously delivered Floor and the current Base Rent for each such Floor is as follows:

Floor	Rent Commencement Date	Current Base Rent

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5.	The Base Year for Floor _____ is _______, and Subtenant’s Share for such Floor is ____%.

6.	Attached hereto, as Exhibit A is a Subtenant Work Letter applicable to Floor ________, which shall govern construction of the Subtenant Improvements in such Floor.
Agreed to and accepted as
of _________________, 20__.
“Sublandlord”:

CHARLES SCHWAB & CO., INC.,
a California corporation

By:
Name:
Title:
“Subtenant”:

FITBIT, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G - Page 2	215 FREMONT STREET [_____________]

EXHIBIT B TO EXHIBIT G

Subtenant Work Letter (Floor _________)

[See Attached]

EXHIBIT G - Page 3	215 FREMONT STREET [_____________]

EXHIBIT H
DESIRED FF&E
[See Attached]

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EXHIBIT I
215 FREMONT STREET
FORM OF SUBTENANT’S ESTOPPEL CERTIFICATE
The undersigned as Subtenant under that certain Office Sublease (the “Lease”) made and entered into as of ___________, ______ by and between _______________ as Sublandlord, and the undersigned as Subtenant, for Premises on the ______________ floor(s) of the office building located at 215 Fremont Street, San Francisco, California, certifies as follows:
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises. The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect, except as stated above. Subtenant shall not modify the documents contained in Exhibit A without the prior written consent of Sublandlord’s mortgagee.
2.    Subtenant currently occupies the Premises described in the Lease, and Subtenant is the owner and holder of all rights, title and interest in the subleasehold estate created by the Lease and has no actual present knowledge of any prior assignment of the Sublandlord’s interest in the Lease, except ________________.
3.     There is no ongoing construction of Subtenant Improvements at the Premises except: _________________. To the knowledge of Subtenant, (i) the Subtenant Improvements comply with the terms of the Lease and all Applicable Laws and have been accepted by Subtenant, and (ii) all reimbursements and allowances due to Subtenant under the Lease in connection with the Subtenant Improvements have been paid in full.
4.    All permits and certificates of occupancy, if any, required for the operation of the Premises by Subtenant have been obtained. To the knowledge of Subtenant, the Premises may be used for the purposes contemplated by Subtenant in accordance with Applicable Laws.
5.    The Lease Term commenced on _______________, ____________, and expires on _________________________________, and the undersigned has no option to extend, terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
6.    Subtenant commenced paying Rent on ______________________. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________. No installment of Rent has been or will be prepaid more than thirty (30) days before it comes due, and no security has been deposited with Sublandlord except as provided in the Lease.
7.    Subtenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:_______________
8.    To Subtenant’s knowledge, all conditions of the Lease to be performed by Sublandlord necessary to the enforceability of the Lease have been satisfied and Sublandlord is not in default

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thereunder. In addition, the undersigned has not delivered any notice to Sublandlord regarding a default by Sublandlord thereunder.
9.    No event has occurred or is continuing which would constitute a default by either Subtenant or, to Subtenant’s knowledge, Sublandlord under the Lease or which would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Sublandlord.
11.    If Subtenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Subtenant hereby represents and warrants that Subtenant is a duly formed and existing entity qualified to do business in California and that Subtenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Subtenant is authorized to do so.
12.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.    Other than in compliance with all Applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
Each capitalized term used herein and not defined herein shall have the meaning set forth for such term in the Lease.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Sublandlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
This Certificate may not be modified orally or in any manner other than by an agreement, in writing, signed by the undersigned and its successors in interest.
This Certificate has been duly authorized, executed and delivered by Subtenant.
Executed at ______________ on the ____ day of ___________, ______.

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“Subtenant”:

            ,
a

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT J-1
215 FREMONT STREET
DEPICTION OF SUBTENANT’S FIRST TOP SIGN
ATTACHED

[***] Confidential Treatment Requested.	EXHIBIT J-1 - Page 1	215 FREMONT STREET Fitbit, Inc.

EXHIBIT J-2
215 FREMONT STREET
DEPICTION OF SUBTENANT’S SECOND TOP SIGN
ATTACHED

[***] Confidential Treatment Requested.	EXHIBIT J-2 - Page 1	215 FREMONT STREET Fitbit, Inc.

EXHIBIT J-3
215 FREMONT STREET
DEPICTION OF SUBTENANT’S THIRD TOP SIGN
ATTACHED

[***] Confidential Treatment Requested.	EXHIBIT J-3 - Page 1	215 FREMONT STREET Fitbit, Inc.

EXHIBIT J-4
215 FREMONT STREET
DEPICTION OF SUBTENANT’S ENTRANCE PLACARD
ATTACHED

Exhibit J-4 At Exterior Entry to Lobby

[***] Confidential Treatment Requested.	EXHIBIT J-4	215 FREMONT STREET Fitbit, Inc.